                                                                     EXHIBIT 4.5

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Companys's confidential treatment request.

                         DATED THIS 13TH DAY OF MAY 2004

                                TURN KEY CONTRACT

                                       for

                        THE SUPPLY AND INSTALLATION OF A

              MOBILE COMMUNICATIONS NETWORK AND ASSOCIATED SERVICES

                                     between

                       HUAWEI TECH INVESTMENT CO. LIMITED
                  (hereinafter referred to as the "CONTRACTOR")

                                       AND

                         MANDARIN COMMUNICATIONS LIMITED
                    (hereinafter referred to as the "BUYER")

                                TABLE OF CONTENTS

                                                                                                          Page
1.       Agreement......................................................................................   16
2.       Interpretation.................................................................................   17
3.       Effective Date................................................................... .............   18
4.       Contractor's Scope of Supply...................................................................   18
5.       Scope of Contract..............................................................................   18
6.       Term and Contract Price........................................................................   19
7.       Specifications.................................................................................   19
         7.1      Design, Construction and Manufacture..................................................   19
         7.2      Technical Information.................................................................   20
8.       Contractor's Obligations.......................................................................   21
         8.1      Operability of the Network, Integration and Interfaces....... ........................   21
         8.2      Safety and Security...................................................................   26
         8.3      Inspection Right......................................................................   26
         8.4      Operation Manuals.....................................................................   28
         8.5      Maintenance Manuals...................................................................   28
9.       Requirements of Operation and Maintenance Manuals..............................................   28
10.      Ordering of Equipment and Services and Exclusivity ............................................   29
11.      Delivery Request  . . . . .....................................................................   30
12.      Product Evolution/Price Reduction  ............................................................   31
13.      Buyer's Obligations............................................................................   31
14.      Mutual Obligations.............................................................................   33
15.      Work Division Between the Contractor and the Buyer.............................................   34
16.      Assignment.....................................................................................   34
17.      Subcontractors.................................................................................   35
18.      Parties' Representatives.......................................................................   36
19.      Forecast Procedure, Delivery Lead Time.........................................................   37
20.      Prices.........................................................................................   37
         20.1     General...............................................................................   37
         20.2     Most Favoured Customer................................................................   38
21.      Payment........................................................................................   39
         21.1     General...............................................................................   39
         21.3    Taxes..................................................................................   40
22.      Application of Credit..........................................................................   40
23.      Delivery.......................................................................................   41
         23.1     Delivery Mode.........................................................................   41
         23.2     Insurance.............................................................................   41
         23.3     Milestones............................................................................   45
         23.4     Delivery Time for Documentation and Testing Equipment.................................   45
         23.5     Packing...............................................................................   45
         23.6     Marking...............................................................................   45
         23.7     Export and Import Licenses............................................................   45
         23.8     Title, Risk of Loss or Damage.........................................................   46
24.      Acceptance ....................................................................................   46
         24.1     Leasehold Improvement Acceptance Tests (LHI AT).......................................   46
         24.2     Other Acceptance Tests................................................................   47
         24.3     Pilot Acceptance (Phase 1 Only).......................................................   48

         24.4     Provisional Acceptance (All Phases)...................................................   48
         24.5     Provisional Acceptance (Phase 1 only).................................................   50
         24.6     Final Acceptance......................................................................   51
         24.7     Final Network Acceptance..............................................................   51
         24.8     Acceptance Certificates ..............................................................   52
         24.9     Commercial Launch Before Provisional Acceptance ......................................   52
         24.10    Deployment Before Provisional Acceptance..............................................   52
         24.11    Acceptance by the End of Term.........................................................   52
25.      Training.......................................................................................   53
26.      Changes........................................................................................   53
         26.1     General...............................................................................   53
27.      Changes By the Buyer...........................................................................   53
         27.1     Change Orders.........................................................................   53
28.      The Contractor's Obligations to Propose Changes................................................   54
29.      Project Management ............................................................................   55
30.      The Buyer's Review and Approval................................................................   56
31.      Quality Assurance..............................................................................   56
32.      Warranty of Equipment and Services.............................................................   56
         32.2     Software Warranty.....................................................................   58
         32.3     Civil Works Warranty..................................................................   59
         32.4     Maintenance and Support and Training (Post Warranty)..................................   59
33.      Warranty Period................................................................................   60
34.      Corrective Measures During the Warranty Period ................................................   61
         34.1     Hardware  ............................................................................   61
         34.2     Software..............................................................................   61
         34.3     Civil Works...........................................................................   61
         34.4     Systematic Faults.....................................................................   62
         34.5     Time for Testing and Repair During the Warranty Period................................   62
         34.6     Spares Warranty.......................................................................   64
         34.7     Upgrade Product Credit ...............................................................   64
         34.8     Product Development Partnership.......................................................   65
         34.9     General...............................................................................   65
35.      Delay .........................................................................................   66
         35.1     Of the Contractor.....................................................................   66
         35.2     Of the Buyer..........................................................................   67
36.      Intellectual Property Rights...................................................................   67
37.      Software License & Usage.......................................................................   69
38.      Escrow Agreement...............................................................................   71
39.      Confidentiality................................................................................   71
40.      Compliance with Law and Regulations............................................................   71
41.      Extension of Time..............................................................................   72
42.      Force Majeure .................................................................................   72
43.      Liability for Personal Injury and Damage to Property...........................................   72
44.      Limitation of Liability........................................................................   73
45.      Arbitration....................................................................................   74
46.      Termination for Cause..........................................................................   75
47.      Consequences of Termination....................................................................   77
48.      Termination of Facility Agreement..............................................................   78
49.      Sole Supplier..................................................................................   78
50.      Effect of Termination..........................................................................   78

51.      Remaining Equipment and Services ..............................................................   78
52.      Governing Law..................................................................................   78
53.      Survival of Obligations .......................................................................   79
54.      Announcements .................................................................................   79
55.      Miscellaneous..................................................................................   79

Annex 1  Technical Specifications
Annex 2  Bill of Quantity of Equipment
Annex 3  Responsibility Matrix
Annex 4  Key Employees
Annex 5  Forecasting Procedure and Lead Time
Annex 6  Prices
Annex 7  Payment
Annex 8  Implementation Milestones
Annex 9  Acceptance Tests Certificates
Annex 10 Maintenance Service Level During Warranty Period and Extended Warranty
         Period
Annex 11 Training
Annex 12 IOTs and Multi-Vendor Integration
Annex 13 Delivery Request Template
Annex 14 Model Sites

This SUPPLY CONTRACT is made this 13TH day of MAY 2004, between

HUAWEI TECH INVESTMENT CO. LIMITED, a company incorporated in Hong Kong, having its office at Room 3610-13, The Center, 99 Queen's Road Central, Hong Kong, and its accepted assignees or legal successors (the "CONTRACTOR" or "HUAWEI"); and

MANDARIN COMMUNICATIONS LIMITED, a company incorporated in Hong Kong, having its offices at 13th Floor, Warwick House, Taikoo Place, 979 King's Road, Hong Kong, and its accepted assignees or legal successors (the "BUYER").

WHEREAS:-

(1) The Buyer is a wholly owned subsidiary of SUNDAY COMMUNICATIONS LIMITED operating as SUNDAY ("SUNDAY").

(2) The Buyer provides mobile telephone services and other services in Hong Kong as well as carrying on the business of selling mobile telephones and mobile telephone accessories in Hong Kong;

(3) SUNDAY 3G (Hong Kong) Limited, a wholly owned subsidiary of the Buyer, holds valid necessary consents, approvals, licenses or agreements issued by the relevant governmental departments in Hong Kong for the implementation and commercial operation of a 3G Network in Hong Kong;

(4) The Contractor is in the business of inter alia, manufacturing, constructing, supplying, providing, installing and commissioning mobile telecommunication equipment and services and is familiar with the general business of the global telecommunications industry;

(5) The Buyer wishes to purchase from the Contractor and the Contractor wishes to provide and build a 3G Network;

(6) The Contractor 's parent company, HUAWEI TECHNOLOGIES CO. LTD, and the Buyer have already entered into a Heads of Agreement of 6th December 2003, setting out the principal terms to be included in this Supply Contract on a turnkey basis; and

(7) For the consideration set out herein, the parties now agree to enter into this Supply Contract upon the terms and conditions hereinafter set out.

DEFINITIONS
-----------
"3G NETWORK"                       -                 means the so-called "third generation" mobile
                                                     communication system to be supplied by the Contractor
                                                     to the Buyer under this Agreement.

"ACCEPTANCE TEST"                  -                 means the procedures for the LHI Acceptance Test,
                                                     Pilot Networks Acceptance Test and the Provisional
                                                     Acceptance Test as set out in CLAUSE 24.

"AGREEMENT"                        -                 means this agreement and any variations and the Annexes.

"ANNEXES"                          -                 means the annexes attached to and forming part of
                                                     this Agreement and any variations, any annex
                                                     substituted for an annex or any new annex expressly
                                                     adopted by the parties in accordance with this
                                                     Agreement, and "Annex" shall mean any one of the
                                                     Annexes.

"APPLICABLE LAWS"                  -                 means as to any person, all laws, statutes, rules,
                                                     regulations, codes, treaties, ordinances, judgments,
                                                     decrees, injunctions, writ orders, directives and
                                                     stipulations of any government entity and
                                                     interpretations thereof in any jurisdiction or country
                                                     i) applicable to or binding upon such person or any of
                                                     its property or to which such person or any of its
                                                     property is subject; or ii) having jurisdiction over
                                                     all or any part of the Equipment and/or the Network.

"BORROWER"                         -                 means the Borrower defined in the Facility Agreements.

"BUSINESS DAY"                     -                 means Monday to Saturday excluding days which are public
                                                     holidays in Hong Kong.

"CHANGE ORDER"                     -                 means the document signed by the Buyer and the Contractor to change or amend the Purchase Order.

"CIVIL WORKS"                      -                 means the provision of labour and materials necessary for
                                                     the construction of the 3G Network including the
                                                     set-up of the infrastructure, the demolition and
                                                     renovation of existing infrastructure (if any).

"COMMISSIONING"                    -                 means the actual activation of a Network Element and/or the
                                                     3G Network as a whole.

"COMMERCIAL LAUNCH"                -                 means the commissioning of the 3G Network or any part
                                                     thereof with the services thereunder being made
                                                     available for subscription by the public and there is
                                                     at least one thousand (1,000) subscribers.

"COMPLETION REPORT"                -                 means with respect to each of the Network Element, a report prepared by the Contractor containing the following
                                                     information: i) a summary of the results of the
                                                     Acceptance Tests with respect to each of the Network
                                                     Element; ii) specifications data sheets, plans and
                                                     drawing plans; iii) customary documentation with
                                                     respect to the Network Element including without
                                                     limitation "as built"; and iv) all further information
                                                     related to the Services hereunder as may be requested
                                                     by the Buyer.

"CONFIDENTIAL INFORMATION"         -                 of a party means all proprietary and confidential information of the party such as, but not limited to, designs,
                                                     plans, samples, reports, studies, drawings, schedules,
                                                     specifications, technical data, databases, software in
                                                     any form, documentation, correspondence between the
                                                     parties and all other business and/or technical
                                                     information and know how including business plans and
                                                     pricing information of every kind and description
                                                     whatsoever. Confidential Information shall not include
                                                     information which the recipient has already rightfully
                                                     in its possession prior to the disclosure by the
                                                     disclosing party, or which is developed independently
                                                     by the recipient, or disclosure of which is authorized
                                                     by the disclosing party, or which is known or becomes
                                                     known to the general public without breach of

                                                     this Agreement and/or which is received rightfully
                                                     from a third party.

"CONTRACT PRICE"                   -                 means the sum set out in CLAUSE 6 for the purchase and
                                                     provision of Equipment and Services under this Supply
                                                     Contract.

"CONTRACTOR'S SCOPE
OF SUPPLY"                         -                 means Works which the Buyer can order pursuant to Delivery
                                                     Requests.

"CORRECTIVE MEASURE"               -                 has the meaning given in CLAUSE 34.

"CRITICAL SYSTEM"                  -                 means core network, RNC and application platforms and "Less
                                                     Critical System" means all other Equipment.

"DELIVERABLES"                     -                 means the Equipment, Documentation which the Buyer orders
                                                     from the Contractor from time to time by placement of
                                                     a Delivery Request during the Term or otherwise.

"DELIVERY DATE"                    -                 means in respect of any Deliverables, the date specified in the Delivery Request by which such Deliverables must
                                                     be delivered;

"DELIVERED DUTY PAID OR (DDP)"     -                 means delivered duty paid according to Incoterms 2000.

"DELIVERY REQUEST"                 -                 means any portion(s) of Equipment of the Network Elements
                                                     and related services that the Buyer requests for
                                                     delivery from time to time under this Agreement.

"DOCUMENTATION"                    -                 means the user manuals and all other information in either printed or machine readable form (e.g. drawings and
                                                     descriptions of design, construction, Installation,
                                                     commissioning, Engineering and/or works) relating to
                                                     the Software, Network Element and the Network and
                                                     designated for system operators.

"ENGINEERING"                      -                 means all of the Services excluding Training, maintenance
                                                     and support.

"EFFECTIVE DATE"                   -                 means the date on which this Agreement enters into force in accordance with CLAUSE 3.

"EQUIPMENT"                        -                 means Hardware and Software to be delivered by the
                                                     Contractor pursuant to a Delivery Request, including
                                                     testing and monitoring equipment as specified in ANNEX 2.

"EXTENDED WARRANTY PERIOD"         -                 means the period commencing from the end of the
                                                     Warranty Period in respect of Phase 1 until the end of
                                                     31st December 2006 and shall apply only to Phase 1.

"EXISTING NETWORK"                 -                 means the GSM telecommunications network, which has been
                                                     operating and is currently being operated by the Buyer
                                                     prior to the signing of this Agreement.

"EXTRA PURCHASE ORDER"             -                 means any other purchase order other than the Purchase Order placed by the Buyer and accepted by the Contractor,
                                                     which is not covered by the Contract Price or the
                                                     Facilities, but which is governed by the terms and
                                                     conditions herein.

"FACILITIES"                       -                 means the loans arranged and agreed by the Buyer,
                                                     the Contractor and other third parties(if any) for the
                                                     financing of this Supply Contract.

"FACILITY AGREEMENTS"              -                 means the agreements setting out the terms and conditions of the Facilities.

"FEATURE ENHANCEMENT"              -                 means hardware and/or software other than the equipment
                                                     which is required to meet the Contractor's obligations
                                                     in this Supply Contract (with particular reference to
                                                     the Technical Specifications), i.e. (i) any new
                                                     Software features/applications/solutions which

                                                     are declared as optional by the Contractor in their
                                                     commercially available releases and these optional
                                                     features/applications/solutions are not specified in
                                                     the basic feature lists in ANNEX 1; or (ii) an item
                                                     which has been especially custom developed with
                                                     features/applications/solutions for the Buyer or other
                                                     customers.

"FINAL ACCEPTANCE"                 -                 means the procedure as stated in CLAUSE  24.6.

"FINAL ACCEPTANCE CERTIFICATE"     -                 means the certificate to be issued by the Buyer upon
                                                     Final Acceptance.

"FINANCIAL OBLIGATION"             -                 shall have the meaning as defined in CLAUSE 44. b).

"FIXES"                            -                 means a software patch or tool for rectifying or eliminating any defects, failure or bugs, which may be discovered
                                                     in the Software.

"FORCE MAJEURE EVENT"              -                 means an event beyond the reasonable control of a party
                                                     including but not limited to war or civil war (whether
                                                     declared or undeclared) or armed conflict, invasion
                                                     and acts of foreign enemies; riots, sabotage,
                                                     blockades and embargoes; civil unrest, commotion or
                                                     rebellion; any act of terrorism; any act of God,
                                                     lightning, earthquake, fire, flood, extraordinary
                                                     storm; nuclear, chemical or biological contamination
                                                     or explosion and contagious diseases; theft, malicious
                                                     damage, strikes, lock-outs or other industrial action
                                                     of general application; any act of any competent
                                                     authority (including refusal, suspension or revocation
                                                     of a license or consent); changes in legislative
                                                     requirements and world-wide shortage of components;

"FORECASTING PROCEDURE"            -                 shall have the meaning given in ANNEX 5.

"HARDWARE"                         -                 means tangible equipment, including Spare Parts but
                                                     excluding Software.

"HONG KONG"                        -                 means the Hong Kong Special Administrative Region of the
                                                     People's Republic of China.

"INSTALLATION"                     -                 means the physical installation of the Network Element and the 3G Network.

"INTEGRATED RADIO SYSTEM (IRS)"    -                 means the shared common antenna systems and shared
                                                     on-site facilities (including space, power supply and
                                                     air-conditioning) with other telephone operators.

"INTEGRATED RADIO SYSTEM
FEES (IRS FEES)"                   -                 means the fees payable by the Buyer for the shared use of
                                                     the common antenna systems and on-site facilities
                                                     (including space, power supply and air-conditioning)
                                                     with other telephone operators.

"INTEGRATED RADIO SYSTEM
SITE (IRS SITE)"                   -                 means a Site on which IRS Fees are payable by the
                                                     Buyer for the use of the IRS facilities thereon.

"INTEROPERABILITY"                 -                 shall have the meaning as described in ANNEX 12,
                                                     IOT.

"LAUNCH DATE"                      -                 means the actual date on which the 3G Network is
                                                     commercially launched by the Buyer or SUNDAY.

"LEASEHOLD IMPROVEMENT WORKS"
(LHI WORKS)                        -                 means all RF ancillary and preparatory works
                                                     required to fully ready a Site for the Equipment to be
                                                     installed and commissioned. The LHI Works shall
                                                     include but not limited to all Civil Works, housing,
                                                     cabling, antenna and feeder, electrical, mechanical
                                                     and environmental works.

"LHI ACCEPTANCE TEST (LHI AT)"     -                 means the acceptance test of the LHI Works carried out
                                                     on each Site.

"LHI ACCEPTANCE CERTIFICATE"
(LHI AC)                           -                 means the certificate to be issued by the Buyer upon a Site passing the LHI Acceptance Test.

"LENDERS"                          -                 means Lenders as defined in the Facility Agreements.

"MAINTENANCE AND SUPPORT"          -                 means the Hardware and Software maintenance and
                                                     support services to be provided and performed by the
                                                     Contractor after the Warranty Period.

"MAINTENANCE MANUALS"              -                 means the maintenance manuals for the Equipment, the Network
                                                     Elements and the 3G Network to be provided by the
                                                     Contractor to the Buyer pursuant to CLAUSE 8.5

"MATERIAL NON-COMPLIANCE"          -                 means a Non-Compliance, which prevents the Equipment
                                                     from being put into Commercial Launch.

"MILESTONES"                       -                 means the implementation milestones more particularly
                                                     described in ANNEX 8.

"MTRC"                             -                 means Mass Transit Railway Corporation in Hong Kong.

"NETWORK"                          -                 means the totality of the Existing Network and the
                                                     3G Network.

"NETWORK ELEMENT"                  -                 means a discrete telecommunication entity of the Equipment, which can be managed over a specific interface, such
                                                     as each Node B, RNC and HLR.

"NON-COMPLIANCE"                   -                 means any non-compliance with the Technical Specifications.

"OPERATION MANUALS"                -                 means the operation manuals for the Equipment, the 3G
                                                     Network and the Network Elements to be provided by the
                                                     Contractor to the Buyer pursuant to CLAUSE 8.4

"PERSONNEL"                        -                 means in respect of a party, the officers,
                                                     employees, contractors, Subcontractors, agents and
                                                     consultants of that party.

"PHASE(S)"                         -                 means phases 1, 2 and 3 individually or collectively.

"PILOT ACCEPTANCE CERTIFICATE
(PILOT AC)"                        -                 means the certificate to be issued upon the Pilot Network
                                                     passing the Pilot Acceptance Test.

"PILOT ACCEPTANCE TEST
(PILOT AT)"                        -                 means the Acceptance Test which shall be carried
                                                     out for the purpose of acceptance of the Pilot
                                                     Network.

"PILOT NETWORK"                    -                 means all the Network Elements delivered, installed and
                                                     commissioned on a predefined cluster of Sites within
                                                     Phase 1.

"PROJECT"                          -                 means the build out of the 3G Network by the Buyer
                                                     in Hong Kong.

"PROVISIONAL ACCEPTANCE
CERTIFICATE"                       -                 means the certificate to be issued upon each of the
                                                     Network Elements passing the Provisional Acceptance
                                                     Test.

"PROVISIONAL ACCEPTANCE TEST
(PAT)"                             -                 means the Acceptance Test which shall be carried out for the purpose of Provisional Acceptance of hardware delivery,
                                                     installation and delivered functionality of a Network Element.

"PROVISIONAL NETWORK ACCEPTANCE
CERTIFICATE (PNAC)"                -                 means the certificate to be issued by the Buyer upon the
                                                     entire network in Phase 1 passing the Provisional
                                                     Network Acceptance Test.

"PROVISIONAL NETWORK ACCEPTANCE
TEST (PNAT)"                       -                 means the Acceptance Tests to be carried out for the purpose of acceptance of the entire network in Phase 1.

"PUNCH LIST"                       -                 means a list on which all Non-Compliances existing at the
                                                     date of Provisional Acceptance or Pilot Network
                                                     Acceptance (as the case may be) are listed.

"PURCHASE ORDER"                   -                 means the entire purchase by the Buyer of Equipment and
                                                     Services covering all Network Elements for the Project
                                                     as set out in this Supply Contract

"QUALIFYING CAUSE OF DELAY"        -                 means a Force Majeure Event that causes the Contractor or
                                                     Contractor's Personnel delay in the performance of its
                                                     obligations under this Agreement, or any act, default
                                                     or omission of the Buyer or the Buyer's Personnel that
                                                     causes the Contractor actual delay in the performance
                                                     of its obligations under this Agreement.

"SERVICES"                         -                 means the totality of the services to be provided under this
                                                     Agreement and included in the Contract Price including
                                                     but not limited to Installation and Commissioning, LHI
                                                     Works, project management, system planning, network
                                                     optimization, maintenance and support during the
                                                     Warranty Period and the Extended Warranty Period and
                                                     in Training of the Buyer's Personnel as set out in
                                                     ANNEX 11.

"SITE"                             -                 means each of the locations provided by the Buyer
                                                     where Network Elements are to be installed.

"SOFTWARE"                         -                 means software programs in object code designated
                                                     for use on designated Hardware of the 3G Network, all
                                                     modifications, enhancements and replacements

                                                     thereof and additions thereto which may be produced
                                                     from time to time and necessary for the control,
                                                     operation, and performance of the 3G Network in
                                                     accordance with the Technical Specifications including
                                                     software programmes provided/supplied by any
                                                     subsidiary of the Contractor.

"SPARE PARTS"                      -                 means the Spare Parts listed in the Bill of Quantity (BOQ)
                                                     and referred to in CLAUSE 34.6.

"SUBCONTRACTOR"                    -                 means a contractor, vendor, supplier, licensor or other
                                                     person with whom the Contractor or any other
                                                     Subcontractor has entered into a contractual
                                                     relationship for performance of certain areas of the
                                                     Contractor's obligations under this Agreement.

"SUBSIDIARY"                       -                 means any company, which is owned or controlled directly or indirectly by a party hereto as to fifty-percent (50%) or
                                                     more of the issued share capital and/or voting rights.

"SUNDAY"                           -                 means SUNDAY Communications Limited, a company incorporated in Cayman Islands.

"SUPPLY CONTRACT"                  -                 means this turnkey, engineering, procurement and
                                                     construction contract concluded and entered into
                                                     between the Contractor and the Buyer herein.

"TECHNICAL SPECIFICATIONS"         -                 means the overall technical description of the 3G
                                                     Network and/or Network Elements as set out in ANNEX 1,
                                                     as may be varied, amended or revised by the parties
                                                     from time to time.

"TERRITORY"                        -                 means Hong Kong, SAR.

"TERM"                             -                 means the period during which the Agreement is
                                                     effective between the parties as set out in CLAUSE 6.

"TRAINING"                         -                 means the process of training and knowledge transfer as
                                                     described in ANNEX 11.

"WARRANTY PERIOD"                  -                 means the periods set out in CLAUSE 33 and shall include
                                                     where the context permits the Extended Warranty Period.

"WORKS"                            -                 means all Equipment  and Services to be provided, procured or performed by the Contractor pursuant to the terms and
                                                     conditions of this Agreement including designing,
                                                     planning, constructing of facilities, testing,
                                                     Installation and Commissioning of the 3G Network on a
                                                     turnkey basis upon the terms and conditions herein
                                                     including any and all equipment and services which are
                                                     not expressly included by the terms of this Agreement
                                                     and which are reasonably required.

NOW THEREFORE, in consideration of the Contract Price and other good and valuable consideration herein, it is agreed as follows:-

1.       AGREEMENT

         This Agreement consists of the terms and conditions contained in the body of this Agreement and the following Annexes which shall be incorporated into and read and construed as part of this Agreement:-

         Annex 1           Technical Specifications
         Annex 2           Bill of Quantity of Equipment
         Annex 3           Responsibility Matrix
         Annex 4           Key Employees
         Annex 5           Forecasting Procedure and Lead Time
         Annex 6           Prices
         Annex 7           Payment
         Annex 8           Implementation Milestones
         Annex 9           Acceptance Tests Certificates
         Annex 10          Maintenance Service Level During Warranty Period and
                           Extended Warranty Period
         Annex 11          Training
         Annex 12          IOTs and Multi-Vendor Integration

         Annex 13          Delivery Request Template
         Annex 14          Model Sites

         In the event of any inconsistency between any provision contained in the body of this Agreement and any provision contained in any of the Annexes, the relevant provisions in the body of the Agreement shall prevail. The Annexes listed have no order of precedence.

2.       INTERPRETATION

         a)       In this Agreement reference to:-

                  (i)      one gender includes all other genders;

                  (ii) the singular includes the plural and the plural includes the singular;

                  (iii) a person includes individuals, bodies corporate (whenever incorporated), unincorporated associations and partnerships;

                  (iv) any reference to a statute, statutory provision or subordinate legislation (except where the context otherwise requires) (i) shall be deemed to include any by-laws, licences, statutory instruments, rules, regulations, orders, notices, directions, consents or permissions made under that legislation and (ii) shall be construed as referring to any legislation which replaces, re-enacts, amends or consolidates such legislation with or without modification) at any time; and

                  (v) all monetary amounts are in Hong Kong dollars unless otherwise stated and all payments are to be paid in Hong Kong dollars;

         b) "Including" and similar expressions are not words of limitation;

         c) Where a word or expression is given a particular meaning, other grammatical forms of that word or expression have a corresponding meaning;

         d) Headings are for reference and convenience only and do not affect the interpretation of this Agreement;

         e) If an act must be done on a specified day that is not a Business Day, the act must be done instead on the next Business Day;

         f) All references to days and months mean calendar days and calendar months unless otherwise specified;

         g) If any agreement, approval or consent is required or to be given or obtained under or pursuant to this Agreement, such agreement, approval or consent must not be unreasonably conditioned, delayed or withheld; and

         h) References to Clauses are to clauses in the main body of this Agreement, and references to Annexes are to the annexes to this Agreement.

3.       EFFECTIVE DATE

         The obligations of the Contractor and the Buyer under this Supply Contract shall be conditional upon, and shall not become effective, until the date upon which the following conditions have all been satisfied-:

         a) this Agreement is duly signed by the Buyer and the Contractor and each party has given the other party written notice and confirmation of its Board approving this Supply Contract;

         b) the Facility Agreements have been duly executed and are effective with the Facilities being available to the Borrower for drawdown thereunder; and

         c) the Buyer has given the Contractor written confirmation that the shareholders of SUNDAY have approved the Buyer entering into this Supply Contract.

4.       CONTRACTOR'S SCOPE OF SUPPLY

         a) The Contractor undertakes to supply and deliver to the Buyer in accordance with the terms and conditions of this Agreement the Equipment and the Services, all of which shall meet the requirements set out in this Agreement.

         b) In the performance of its undertakings under this Agreement, the Contractor shall (if purchased by the Buyer) provide the Buyer with:-

                  (i)      the Deliverables set out in ANNEX 2;

                  (ii) the Services including Training set out in ANNEX 11 and maintenance and support during the Warranty Period and the Extended Warranty Period at the service level set out in ANNEX 10;

5.       SCOPE OF CONTRACT

         a) The Contractor agrees to design, construct, manufacture, sell, supply and deliver to the Buyer, and the Buyer agrees to purchase, Deliverables and Services from the Contractor for the establishment, installation, implementation and Commissioning of the 3G Network on a turn-key basis in accordance with the terms and conditions of this Agreement.

         b) In addition, if during the Term and Warranty Period, the TD-SCDMA (Time-Division Synchronous Code-Division Multiple Access technology proposed to ITU by the China Academy of Telecommunication Technology [CATT]) system is put into commercial operation, then the Contractor shall upon the request of the Buyer at a cost to be mutually agreed (taking into account CLAUSE 20.2 b) Most Favoured Customer) and as a complement and supplement to the Network, install and incorporate such equipment (hardware and software) and systems necessary to enable the 3G Network to fully operate in conjunction with the TD-SCDMA system.

6.       TERM AND CONTRACT PRICE

         a) This Agreement shall be effective in accordance with CLAUSE 3 above and shall continue in effect for a period of three (3) years thereafter (the "TERM") (unless mutually expedited, extended or earlier terminated as set out herein) and shall comprise of three (3) Phases namely, Phases 1, 2 and 3. The scope of Deliverables and corresponding services to be provided and undertaken by the Contractor for each of the Phases are set out in ANNEX 2.

         b) The Contract Price for this Supply Contract is HONG KONG DOLLARS EIGHT HUNDRED FIFTY NINE MILLION (HK$859,000,000).

         c) The Buyer shall be entitled to expedite the Term at its discretion and may require the Contractor to undertake Works for one or more of the Phases simultaneously.

         d) The expiry or earlier termination of the Term as the case may be, shall not affect any of the respective obligations of the parties under this Agreement, which have already accrued and/or which have not been wholly performed in respect of any accepted Delivery Request. Such obligations shall include (but not limited to) the warranties of the Contractor in CLAUSE 32 and the Warranty Period in CLAUSE 33.

7.       SPECIFICATIONS

         7.1      DESIGN, CONSTRUCTION AND MANUFACTURE

                  a) The Equipment and the Network Elements shall be designed, constructed, manufactured and assembled:-

                           (i) so as to achieve reliability in accordance with the Technical Specifications and otherwise in accordance with good engineering and manufacturing practices; and

                           (ii) so as to ensure that the 3G Network as provided and installed by the Contractor will fully inter-operate without deficiencies with the Existing Network to which it is connected. The Contractor shall at all times take into account the importance that the Buyer attaches to the requirement that the Network shall be easy to handle as to operation and maintenance. The Contractor shall execute its obligations under this Agreement with the level of care, skill and diligence expected from a highly competent and experienced contractor in the telecommunications industry.

                  b) The Contractor during the Term unless otherwise specifically stated in this Agreement:

                           (i) shall be solely responsible for the design and adequacy of the 3G Network unless information requested by the Contractor was not supplied or insufficiently supplied by the Buyer; and

                           (ii) the Contractor's responsibility hereunder shall not in any way be diminished nor shall its design approach be restricted or limited by the Buyer's acceptance of the Contractor's guidance or recommendation as to Engineering standards and design specifications or by the Buyer's suggestions or recommendations on any aspect of the said design.

                  c) During the Term, the Buyer may require all or part of the facilities in its Existing Network to be used for the Project instead of acquiring new facilities or a new Site. In such circumstances, both the Contractor and the Buyer agree that the specifications of the 3G Network may be affected by the location and/or the sharing of facilities of an existing Site in which event, parties shall work together to use their best efforts to estimate, ascertain and diminish or eliminate any unfavourable effect. Any additional equipment or services required to correct such unfavourable effect shall be handled in accordance with CLAUSE 26 (Changes).

         7.2      TECHNICAL INFORMATION

                  The Contractor shall without charge provide the Buyer with such technical information in relation to any materials and components which the Contractor has obtained or will obtain from third party sources, including Subcontractors, or which have been employed by the Contractor in the performance of this Agreement, as the Buyer may from time to time reasonably require in order to make reliable evaluations and/or to operate, maintain and repair the 3G Network, provided that the said information is or can reasonably be made available to the Contractor.

8.       CONTRACTOR'S OBLIGATIONS

         8.1      OPERABILITY OF THE NETWORK, INTEGRATION AND INTERFACES

                  a) Throughout the Term and the Warranty Period, the Contractor shall retain sole and complete responsibility in respect of all of its obligations set out in CLAUSE 7 above including all aspects of project management, so to conform with the terms of this Agreement (subject to modifications of the various scheduled completion dates to reflect Change Orders, or the effect of Force Majeure, if any), except as otherwise directed by the Buyer and/or mutually agreed upon by the Contractor and the Buyer.

                  b) In addition to the Contractor's obligations to design, manufacture, procure, deliver, install and implement all Equipment and services described above, the Contractor shall also carry out and perform all Civil Works and LHI Works as may be necessary for the establishment, commissioning and operation of the 3G Network.

                  c) The Contractor shall install, integrate, implement and Commission the Network Elements as well as manage and complete the Services in accordance with the Milestones set out in ANNEX 8. The Contractor's responsibility for the construction, Installation, Implementation and Commissioning of the 3G Network and the adequacy thereof shall not in any way be diminished by the Buyer's acceptance of the Contractor's guidance or recommendations from time to time, or by the Buyer's suggestions or recommendations on any aspect of the Network.

                  d) The Contractor shall be responsible for the integration of all Equipment and parts thereof into the Existing Network in accordance with the interface specifications set out in the Technical Specifications as well as other relevant provisions of this Agreement.

                  e) The Contractor shall, if necessary, enhance the 3G Network to achieve full interoperability of the 3G Network with the Existing Network including roaming services and interoperability with major handsets/terminals suppliers. The Contractor shall ensure that the 3G Network successfully performs and passes all Inter-Operability Tests (IOT) items in ANNEX 12 and shall at the earliest available opportunity inform the Buyer of any deficiency in the interoperability of any third parties' equipment and/or lack of cooperation by third parties which comes to the knowledge of the Contractor.

                  f) If necessary, the Buyer shall ensure that the vendor of the Existing Network equipment fully cooperates with the Contractor during the Inter-operability Tests ("IOTS") and multi-vendor integration tests, which have to be performed by the Contractor at sites in Hong Kong, details of which are particularised in ANNEX 12.

                  g) The Contractor shall actively cooperate with third parties with respect to the successful interfacing of the Equipment or parts thereof with such third parties' equipment used in the Existing Network according to the interface specifications set out in the Technical Specifications.

                  h) The Contractor shall supply to the Buyer and to relevant third parties Software interface information which is necessary for the purpose of integration with other systems in the 3G Network and the Existing Network, provided that the Buyer informs the Contractor of the disclosure to be made to such third parties in each case and further provided that such third party is bound by a confidentiality and restricted use agreement in which the Contractor is a third party beneficiary and which is reasonably satisfactory to the Contractor. The Contractor's written consent for disclosure to such third parties shall be required.

                  i) The Contractor shall provide maintenance and support services during the Warranty Period and Extended Warranty Period as set out in ANNEX 10.

                  j) The Contractor shall furnish all drawings, working specifications, design data, preliminary arrangements, outline drawings and "as built" drawings of all Equipment and fabricated materials to be supplied under this Agreement and all other information as required and in sufficient detail to indicate that such Equipment and fabricated materials comply with the specifications, standards and other provisions contained in this Agreement. The Contractor shall deliver a detailed description of each element of Software contained in the 3G Network, including its location in the Network as built, and a history of all versions of the Software elements used in each such location. In addition, the Contractor shall furnish such other information as required and in sufficient detail to indicate that the Software complies with the terms and conditions of this Agreement.

                  k) All Hardware supplied by the Contractor shall be newly manufactured with new materials and all Software supplied shall be of the latest version or release within the knowledge and belief of the Contractor.

                  l) All Equipment obtained by the Contractor from third party suppliers shall be obtained in compliance with this CLAUSE 8.1.

                  m) All Hardware delivered and installed, as part of the 3G Network shall include all required and corresponding Software in accordance with the provisions of this Agreement. During the Term, the Warranty Period and the Extended Warranty Period, at no additional cost to the Buyer within a reasonable period of time, the Contractor shall update and replace all software of the 3G Network in order to rectify and remedy any and all deficiencies reported as outstanding or defective as a result of the default of the Contractor. The Contractor shall promptly inform the Buyer of any "bugs" of which the Contractor becomes aware.

                  n) During the Term, all new regular software versions of Core and Access where there is no Feature Enhancement that become commercially available, shall be provided and installed by the Contractor, upon the Buyer's request *

                  o)       *

                  p) During the Term and Warranty Period, the Contractor shall upgrade the Hardware for High Speed Down-Link Packet Data (HSDPA) in accordance with its obligations herein.

                  q) The Contractor shall maintain their product roadmap with functions and features in line and compliance with the latest 3GPP standard releases and relevant OMA and ITU standards. The Contractor shall not lag behind with the standard releases of more than one
                           (1) year once the Buyer has placed with the Contractor a Delivery Request specifying its requirements and the price of such the items therein has been agreed between both Parties. For any functions/features which the Contractor anticipates will not be completely developed within one (1) year, the Contractor shall request an extension of time which shall be subject to the approval of the Buyer and such approval shall not be unreasonably withheld.

                  r) The Contractor shall continue to invest and dedicate resources to improve their products to ensure that they are of the highest standard by way of class, terms of capacity, robustness, ease of operation and maintenance and competitiveness.

                  s) All Equipment to be provided by the Contractor under this Agreement shall be type approved for Installation and use in Hong Kong if and as required by law or by other relevant

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

                           authorities (if any), and the Contractor at its own expense shall be responsible for taking all necessary steps to obtain such type approval for use in Hong Kong in due time before the Equipment is integrated into the Network with assistance from the Buyer, if necessary.

                           Should the relevant authorities in Hong Kong change type approval regulations with which the Buyer is required to comply, the Contractor shall at its own expense, revise such type approval to fully meet the changes of the new regulations.

                  t) The Contractor shall ensure that any commercially available equipment ordered shall be delivered to the Buyer's premises within 3 months from the date of issue of the relevant Delivery Request.

                  u) Throughout the Term, the Contractor shall ensure that the following equipment (hardware and software), applications and solutions are offered to the Buyer including:

                           i)       as specified in ANNEX 1:

                                    -Video Gateway to Internet
                                    -Video Conferencing
                                    -Video Mailbox
                                    -Video Streaming over PS domain and video
                                    content creation and editing tool
                                    -Video Streaming over CS domain and video
                                    content creation and editing tool
                                    -LCS (Location Service: SMLC, GMLC)
                                    -SMSC
                                    -MMSC
                                    -Instant Messaging & Presence Service
                                    -WAP Gateway and Push Proxy (WAP 1.2.1 & WAP
                                    2.0)
                                    -USSD Gateway (for service development)
                                    -Real Time and Content Charging Platform for
                                    Prepaid and Postpaid
                                    -Unified Messaging/Voice Mail/Mobile Email
                                    -Corporate Solution (VPN Support)
                                    -IN/Camel Phase 2 & 3 services (MNP and
                                    Prepaid)
                                    -Portal

                           and

                           ii)      Not specified in ANNEX 1:

                                    -WLAN Integration
                                    -PIM Platform
                                    -Push to Talk over Cellular

                           iii)     During the Term, the Contractor shall be the
                                     sole supplier of the equipment, hardware,
                                    software, applications and solutions in
                                    SUB-CLAUSE I) and II) above. In the event of the Contractor being unable to deliver any of the above items when ordered by the Buyer, the Contractor shall on behalf of the Buyer, purchase alternatives from third parties under OEM arrangements. Such OEM arrangements shall be at no additional cost to the Buyer.

                           iv) In addition to the above, during the Term, the Buyer may also wish to acquire the following applications, upon which parties shall discuss and negotiate such terms of purchase in good faith and in accordance with the provisions of this Supply Contract where applicable.

                                    -IMS (for SIP application)
                                    -TDD upgrade -HSDPA software upgrade
                                    -Ring-back tone
                                    -Cell Broadcast Server
                                    -Next Generation Network Integration with 3G
                                    -GPRS on Existing Network

                  v) The Contractor shall ensure that all Engineering for which certification is required under Applicable Laws is performed and certified by the Contractor's or Subcontractor's personnel who are professional engineers licensed or otherwise properly qualified to perform such Engineering in all appropriate jurisdictions.

                  w) The Contractor shall ensure that the 3G Critical Systems including core network, RNC, application platforms shall fully function with 99.999% availability for 365 days of a year from the date of the issue of the PNAC. The Less Critical Systems including Node B shall function with 99.99% availability for 365 days of a year commencing from the date of issue of the PNAC.

                  x) The Contractor shall bear the responsibility of the work split as specified in ANNEX 3.

                  y) The Contractor shall offer its latest user terminal to the Buyer at the most favourable price and shall make such offer to the Buyer first giving the Buyer the "first right to use."

                           The Contractor shall use its best efforts to acquire sufficient user terminals from other handset vendors in readiness for Commercial Launch.

                  (z) The Contractor shall be responsible for all Leasehold Improvement Works on Sites as shall be acquired by the Buyer in accordance with CLAUSE 13 below.

                  (aa) Any item/application/solution, which has been especially, and specifically custom developed for the Buyer shall not be commercially marketed or sold by the Contractor to any of the Buyer's competitors for a period of one (1) year (or less, subject to Buyer's written consent), following such development.

                  (ab) During the Term, the Contractor shall notify and offer to the Buyer at a reasonable price for its consideration, any new and available Feature Enhancement.

         8.2      SAFETY AND SECURITY

                  a) To the extent that and for as long as the Contractor is in control of any Site, the Contractor shall be solely responsible for initiating, maintaining and supervising all safety precautions and programmes in connection with all locations within the Site. For Sites controlled by the Buyer, the Buyer shall maintain and supervise all precautions and programmes in connection with all locations within the Site. In any event, the Contractor shall comply with all Applicable Laws and applicable permits as well as the provisions of this Agreement bearing on safety of persons or property or protection against injury, damages or loss. The parties acknowledge and agree that, until the issue of the PNAC for Phase 1 or PAC for subsequent Phases, the Contractor shall be deemed to be in control of all Engineering and Network Element for the purposes of safety and security.

                  b) Until risk of loss and damage passes, the Contractor shall perform all security services necessary to ensure the safety and security of all Sites and Equipment and/or other materials or designs relevant to the Equipment and/or Network Element located at such Sites.

         8.3      INSPECTION RIGHT

                  a) The Buyer, its agents and representatives may at all reasonable times with prior notice to the Contractor or Subcontractor as the case may be, and without unreasonably causing interference or disturbance to the Contractor and in case of (i) below only with the Contractor's prior written consent which shall not be unreasonably withheld (or any of its Subcontractors, as far as reasonably practicable and possible):-

                           (i) inspect the Equipment or any part thereof, the Network Elements, materials, components (whether finished or otherwise) and manufacturing and quality control processes used during and/or after their manufacture, in order to determine whether materials, components and processes are in compliance with the applicable provisions of this Agreement; and

                           (ii) inspect the Civil Works and the Installation of the Equipment being performed by the Contractor at any Site in order to determine whether the Contractor's services and workmanship at such Site conform with the applicable provisions of this Agreement.

                           No such inspection by the Buyer shall affect in any way the warranties or other obligations of the Contractor under this Agreement.

                  b) Whenever the Buyer chooses to exercise any of the rights referred to in CLAUSE 8.3 a), the Contractor shall:

                           (i) with respect to the inspection of the manufacturing of Equipment, provide all such rights of access during normal business hours to the premises, storage and deposit areas, facilities, offices and sources of materials of the Contractor or under the control of the Contractor, where any Equipment is being assembled, has already been assembled, is in operation, is being performance-tested or tested to the Contractor's specifications and to any other places or areas occupied by the Contractor in connection with the Equipment. The Contractor will afford to the Buyer such cooperation as may be reasonably required by the Buyer to conduct such inspection and to provide the Buyer with all reasonable access and cooperation.

                           (ii) with respect to the inspection of the Contractor's or its Subcontractors' construction and Installation work, ensure that the Contractor's or its Subcontractors' personnel at the applicable Site provide to the Buyer all reasonable access and cooperation.

                  c) The provisions of CLAUSE 8.3 a) shall not give direct competitors of the Contractor the right to access the Contractor's or its Subcontractors' facilities or areas that are not otherwise Sites, without the prior written consent of the Contractor. A Contractor's authorised representative must be present whenever the Contractor's direct competitor visits one of the Contractor's or Subcontractors' facilities or areas that are not otherwise Sites.

                  d) Notwithstanding anything herein to the contrary, the right of access of the Buyer pursuant to this CLAUSE
                           8.3 shall be subject
                           to: (i) the reasonable confidentiality, safety and security requirements relating to each location subject to such right of access; and (ii) such access not interfering with the work being performed at such sites and not materially affecting the Contractor's productivity.

                  e) Any exercise of or failure to exercise any right of the Buyer to inspect, audit, visit or to observe any part of the Equipment and Network Elements shall not be construed as limiting any obligation of the Contractor under this Agreement.

         8.4      OPERATION MANUALS

                  The Contractor shall provide the Buyer with the Operation Manuals as soon as they are reasonably available but in no event later than ten (10) days after delivery of the Equipment to which it relates. The Contractor shall provide to the Buyer at no additional cost or charge to the Contract Price one (1) printed set and one (1) electronic version on CD-ROM of the Operation Manuals for each Network Element, and the Buyer shall be permitted to make additional copies of such Operation Manuals as may be reasonably needed. The Operation Manuals shall be in sufficient detail to accurately represent the 3G Network and all components of the Network Elements as constructed and shall specify clear procedures for the operation and management of the 3G Network as a whole. Operation Manuals with up to date drawings, specifications and design sheets shall be available for the Training as set out in the Training provisions of this Agreement.

         8.5      MAINTENANCE MANUALS

                  The Contractor shall provide the Buyer with the Maintenance Manuals as soon as they are reasonably available but in no event later than ten (10) days after delivery of the Equipment to which it relates. The Contractor shall provide to the Buyer at no additional cost or charge to the Contract Price one (1) printed set and one (1) electronic version on CD-ROM of the Maintenance Manuals for each Network Element and for the 3G Network and the Buyer shall be permitted to make one additional copy of the Maintenance Manuals. The Maintenance Manuals shall be in sufficient detail to accurately represent the 3G Network and all components of the Network Elements as constructed and shall specify clear procedures for the maintenance of all Network Elements and of the 3G Network as a whole. Maintenance Manuals with up to date drawings, specifications and design sheets shall be available for the Training as set out in the Training provisions.

9.       REQUIREMENTS OF OPERATION AND MAINTENANCE MANUALS

         a) All Operation Manuals and Maintenance Manuals and other documentary material required to be provided by the Contractor under this Agreement shall be written in English and shall be:-

                  (i) detailed and comprehensive and prepared with generally accepted industry standards of professional care, skill, diligence and competence applicable to documentation relating to the design, engineering, implementation, operation, administration and maintenance practices for telecommunications facilities similar to the 3G Network;

                  (ii) sufficient to enable the Buyer to operate and maintain each of the Network Elements and the 3G Network as a whole on a continuous basis, including the setting out of all procedures for operation; and

                  (iii) prepared subject to the foregoing standards with the goal of achieving operation and maintenance of the 3G Network at the capacity, efficiency, reliability, safety and maintainability levels contemplated by this Agreement and as may required by Applicable Laws and any applicable permits and authorisation's obtained by or for and on behalf of the Buyer.

         b) Operation Manuals, maintenance manuals and all other documentary material supplied by the Contractor to the Buyer under this Agreement, including all documentation provided in CD-ROM format, shall be updated at no additional cost or charge to the Buyer during the Term and the Warranty Period to take into account all Equipment upgrades, enhancements, expansions and other technology upgrades applicable to the Network and/or any part thereof pursuant to this Agreement.

10.      ORDERING OF EQUIPMENT AND SERVICES AND EXCLUSIVITY

         a) The Buyer shall place orders from time to time during the Term for each of the Phases by way of Delivery Requests.

         b) A Delivery Request or an Extra Purchase Order shall contain at the minimum details of the following:-

                  (i)      date of Delivery Request;/Extra Purchase Order

                  (ii) the Equipment and/or Services to which it relates including quantity, type (if for LHI Work, the Model
                           Site) and description;

                  (iii)    software description;

                  (iv)     scheduled delivery date;

                  (v)      delivery location with full details; and

                  (vi) any other special remarks as may be agreed between both parties.

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

         c) The Buyer agrees that during the Term, the Contractor shall be the sole supplier for the Buyer's Core and Access equipment (excluding IMS) in Hong Kong.

         d) During the Term, in the event of the Buyer wishing to purchase equipment and services other than 3G Core and Access for the Project, the Buyer shall give first consideration to the Contractor's equipment and services (but shall be under no obligation to purchase the same from the Contractor) before considering equipment and services of other potential suppliers.

         e) The forecast for the ordering and purchasing of Equipment and Services is set out in ANNEX 5.

         f)       *


11.      DELIVERY REQUEST

         In accordance with CLAUSE 10 above:-

         a) a written Delivery Request shall be accepted or rejected by the Contractor in writing within five (5) Business Days after receipt. Failure to accept or reject a Delivery Request within this time period shall be deemed to be a rejection of such Delivery Request. Delivery Request sent or accepted by fax shall be considered received or accepted on the fax date;

         b) any preprinted terms and conditions of either party referred to in any Delivery Request shall be null and void. In the event of a conflict between this Agreement and a Delivery Request, this Agreement shall prevail except to the extent the matter giving rise to the conflict is expressly agreed in writing between the parties as an amendment to this Supply Contract;

         c) if a Delivery Request is not accepted, and such non-acceptance shall be subject to CLAUSE 19 (Forecast Procedure) below limited to incompleteness or inaccuracy or if the Contractor is unable to comply with the delivery dates specified therein, the Contractor shall notify the Buyer of the reasons for such rejection and the parties shall agree on adjustments to the Delivery Request in order to make it acceptable;

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         d)       the Delivery Request shall be based on ANNEX 2, Bill of
                  Quantity of Equipment and ANNEX 14, Model Sites. Subject to CLAUSE 27.1 Change Orders, the Buyer shall be obliged to place within the Term, Delivery Requests for all the items in their respective quantities as specified in the Bill of Quantity and Model Sites; and

         e)       a template of a Delivery Request is set out in ANNEX 13.

12.      PRODUCT EVOLUTION/PRICE REDUCTION

         a) During the Term and the Warranty Period, the Contractor's product offerings in Hong Kong shall be reasonably in accordance with the evolution of products. During the Term and the Warranty Period, the Contractor shall as soon as practicable, and in any event no later than when the Contractor makes such releases available to other customers and end users, inform the Buyer of any new version or release of Hardware or Software containing major enhancement or additional functionality or features. The Contractor shall in any event inform the Buyer on a regular basis of the new releases and the material implications for the Network of such new releases.

         b)       *

         c) The Contractor warrants that its assumptions and matters of current fact in its Product Evolution are substantially correct to the best of its current knowledge and belief.

13.      BUYER'S OBLIGATIONS

         a) The Buyer shall be responsible for the transmission system, Site acquisition and Site acceptance and all necessary ancillary actions.

         b) Upon the reasonable written request of the Contractor, the Buyer shall provide the Contractor with specific data and information relating to the Existing Network and the proposed operation of the 3G Network

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                  necessary for the Contractor to carry out its obligations
                  hereunder, including but not limited to the provision of data and information relating to forecast customer traffic, distribution, services, business plans, marketing and sales plans, legacy systems, and Site acquisition.

         c) The Buyer shall inform the Contractor in a timely manner of any changes or updates to the data and information the Buyer is required to provide under CLAUSE 13 b).

         d) The Buyer shall provide the Contractor within a reasonable time with necessary responses and, when appropriate, approvals of Documentation, Acceptance Test procedures and Acceptance Tests.

         e) The Buyer shall ensure and procure that there are in full force and effect during the Term and the Warranty Period all valid licenses and consents necessarily required for the conduct and operation of the business conducted by the Buyer or SUNDAY (3G). The Buyer shall comply with all Applicable Laws (if any), except to the extent that such compliance is the Contractor's responsibility as provided in this Agreement or otherwise required by law.

         f) The Buyer shall provide the Contractor and its Subcontractors with timely access to appropriate personnel of the Buyer and to facilities or areas that are not Sites for the purposes of facilitating the Civil Works, provided however, that Subcontractors which the Buyer, at its sole discretion considers or believes to be also direct competitors of the Buyer shall not have access without the prior written consent of the Buyer and provided further that an authorised representative of the Buyer shall be present whenever a direct competitor of the Buyer visits one of the Buyer's facilities or areas.

         g) The Buyer shall during the Term and the Warranty Period provide the Contractor and its Subcontractors with access to the Sites that are located at premises owned or leased by or under the control of the Buyer; provided however, that Subcontractors who are also direct competitors of the Buyer shall not have such access without the prior written consent of the Buyer and provided further that an authorised representative of the Buyer shall be present whenever a direct competitor of the Buyer attends such premises.

         h) The Buyer shall keep the Contractor informed at all times and as far as possible of the Buyer's intended Launch Date.

         i) The Buyer shall ensure that the vendor of the Existing Network and other related operators fully cooperate with the Contractor during testing and integration of the 3G Network.

         j) Provided the Contractor is in compliance with the terms and obligations of this Agreement and subject to CLAUSE 21.1 f), the Buyer shall make

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

                  payments in accordance with the payments set out in CLAUSE 21 and ANNEX 7.

         k)       i.       In the event of the Buyer exercising its rights under
                           CLAUSE 17 (Subcontracting) by insisting on the Buyer itself being employed as a subcontractor for the Works or any part thereof, then the Buyer agrees to defend, indemnify and hold the Contractor harmless from any claims, demands and liabilities to or by any party arising from, or resulting or connected with services performed by the Buyer in its capacity as subcontractor to the fullest extent permitted by law and subject to the following limitations:-

                           a) the Buyer's duty to indemnify the Contractor shall not apply to liability for damages arising out of bodily injury to persons or damage to property caused by or resulting from the sole negligence of the Contractor or the Contractor's agent or employees; and

                           b) the Buyer's duty to indemnify the Contractor for damages arising out of bodily injury to persons or damage to property caused by or resulting from the concurrent negligence of
                                    (i) the Contractor or the Contractor's
                                    agents or employees; and (ii) the Buyer or the Buyer's agents or employees, shall apply only to the extent of negligence of the Buyer or the Buyer's agents or employees.

                  ii. In the event of the Buyer exercising its rights under CLAUSE 17 (Subcontracting) by insisting on the Buyer itself being employed as a subcontractor for the Works or any part thereof, then the Buyer agrees further to waive its right to terminate the Supply Contract for causes arising from, or resulting or connected with services performed by the Buyer in its capacity as subcontractor.

14.      MUTUAL OBLIGATIONS

         a) Whenever a party anticipates it will not be able to comply with any prescribed timetable or schedule, it shall immediately so inform the other party and submit proposed revisions, which reflect best estimates of what can realistically be achieved, and the Contractor shall continue to work under the original timetable or schedule until otherwise agreed.

         b) Each party shall diligently and promptly furnish such information as the other party may reasonably request from time to time concerning the other party's timely performance of its obligations under this Agreement. Both parties shall perform their respective obligations under this Agreement promptly at the appropriate time for such performance, or as reasonably requested where no specific time for performance is required.

         c) Each party shall comply with its obligations specified in this Agreement and in all Annexes.

15.      WORK DIVISION BETWEEN THE CONTRACTOR AND THE BUYER

         a) The division of responsibilities between the parties with respect to the Implementation of the 3G Network shall be as set out in ANNEX 3.

         b) Subject to prior consultation and agreement by the Buyer and at the Buyer's sole discretion, the Buyer may allow the Contractor for the purposes of the building of the 3G Network, access and use of, and/or modification to, parts or all of the Existing Network including electrical, structural, antennae, cabling, and other existing material to be used for both the Existing Network and the 3G Network, as such use is technically feasible.

         c) On written request from the Contractor, the Buyer shall give the Contractor all such requested information that is relevant and available to the Buyer for the purposes of carrying out this Agreement, and which is not confidential or, if confidential, which the Buyer is entitled to pass to the Contractor. If the information is not available, the Buyer shall advise the Contractor of such knowledge (if any) as the Buyer may have of how to obtain the requested information. Where the Buyer does not have the information requested by the Contractor, the Buyer shall use its best efforts to obtain the available information as soon and as complete as possible.) The Contractor shall not be liable for any incorrect or insufficient information received from the Buyer but in circumstances where it is apparent to the Contractor that the information provided by the Buyer is obviously incomplete or incorrect, the Contractor shall raise query with the Buyer and advise the Buyer as to the further information that is required or to be provided.

16.      ASSIGNMENT

         (a) The Buyer may at any time assign or transfer all of its rights and obligations under this Agreement provided the Buyer shall have given prior written notice of its intention to do so. Prior to such assignment or transfer being effective, the Contractor shall be satisfied that at the time of the intended assignment or transfer, the intended assignee or transferee has the same or better credit standing than the Buyer. Such assignment or transfer shall not be effective unless or until approved by the Contractor whose approval shall not be unreasonably withheld. The Buyer or its parent company shall in any event, if required by the Contractor, provide the Contractor with a parent company guarantee to guarantee that the contractual obligations of this Agreement shall be performed.

         (b) The Contractor may at any time assign or transfer all of its rights and obligations under this Agreement provided the Contractor shall have given prior written notice of its intention to do so. Prior to such assignment or transfer being effective, the Buyer shall be satisfied that at the time of the intended assignment or transfer, the intended assignee or transferee has the same or better credit standing than the Contractor. Such assignment or transfer shall not be effective unless or until approved by the Buyer whose approval shall not be unreasonably withheld. The Contractor or its parent company shall in any event, if required by the Buyer, provide the Buyer with a parent company guarantee to guarantee that the contractual obligations of this Agreement shall be performed.

17.      SUBCONTRACTORS

         a) The Contractor may subcontract some or all of its obligations under this Agreement to one or more Subcontractors with the written consent of the Buyer.

         b) The Buyer may propose and insist (but the Buyer shall not be obliged to do so) that the Buyer be retained as a subcontractor for the carrying out of the Works or any part(s) thereof. In such circumstances, the Buyer shall provide the Contractor with a minimum of twenty-eight (28) days notice of the Works as part thereof to be carried out whereby the Contractor shall retain the Buyer and treat it as an arms length Subcontractor. The provisions of this Agreement relating to subcontracting shall be fully applicable.

         c) Subject to CLAUSE 17 b) above, subcontracting shall not relieve the Contractor of any of its responsibilities or obligations under this Agreement nor shall it create any contractual relationship between Buyer and any Subcontractor, supplier or agent of the Contractor. The Contractor shall remain fully responsible and fully liable for the acts, omissions, defaults or unsatisfactory performance of any Subcontractor or its employees, servants and agents as fully as if they were the acts, omissions, defaults or unsatisfactory performance of the Contractor or the Contractor's employees, servants or agents irrespective of whether the Subcontractor was subcontracted under CLAUSES 17
                  a) or 17 b) (but subject to CLAUSE 13 above). The Contractor shall, subject to the limitation of liability as set herein, indemnify and keep indemnified the Buyer for and against any expenses or damages caused to the Buyer as a result of any claim or demand against the Buyer by any Subcontractor (other than where the Buyer is acting in the capacity of Subcontractor), supplier or agent.

         d) To the extent necessary for the performance of a sub-contract, the Contractor may disclose Confidential Information of the Buyer to a Subcontractor provided such Subcontractor is bound by a confidentiality undertaking in terms no less stringent than those contained in this Agreement.

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

         e) The Contractor shall use best efforts to ensure that any sub-contract it enters into with any third party for the supply of Equipment and Services to the Buyer hereunder shall be assignable to the Buyer. If this Agreement is terminated for cause by the Buyer for breach by the Contractor, the Buyer may request at its discretion, the Contractor to arrange the assignment of any existing sub-contracts to the Buyer and the Contractor shall(pound)<172>where such arrangements can be made(pound)<172>use its best efforts to do so. In the event of such assignment, the Contractor shall comply with all of its financial obligations accrued under the sub-contracts prior to the date of assignment and the Buyer shall be responsible for all financial obligations arising under the sub-contracts from and after the date of assignment.

         f) All invoices of Subcontractors shall be submitted to the Contractor, which shall be fully responsible for making all payments to all Subcontractors in accordance with the respective agreements between them.

18.      PARTIES' REPRESENTATIVES

         a) Each party shall ensure that all of its staff involved in the provision of Equipment possess the appropriate skills and experience for the tasks assigned to them at all times.

         b) Each party shall appoint one key employee as set out in ANNEX 4 for the purposes of this Agreement. Each of the employees so listed shall liaise and consult with their counterpart and each party shall provide to the other all necessary information as may be required for the compliance of the parties' obligations hereunder.

                  The parties shall procure that their respective representatives meet a minimum of two (2) times per calendar month from the commencement of the Term to the issue of the PNAC for parties to discuss and minute the progress of their respective obligations hereunder.

         c) The Buyer's project manager (the "BUYER'S PROJECT MANAGER") shall have the overall authority and responsibility for representing the Buyer in overseeing the provision by the Contractor of the Services. With respect to all related matters, the Buyer's Project Manager shall be authorised to act as the primary point of contact for the Contractor in dealing with the Buyer on all aspects of the Services and to issue all consents and approvals and to make all requests related thereto on behalf of the Buyer. The Buyer may change the Buyer's Project Manager from time to time by providing one
                  (1) month's notice in writing to the Contractor and submission of the curriculum vitae of the substitute.

         d) The Contractor's project manager (the "CONTRACTOR'S PROJECT MANAGER") shall coordinate the Contractor's overall delivery of the

                  Equipment and Services and shall liaise with the Buyer's Project Manager generally in relation to the provision of the Services. With respect to all related matters, the Contractor's Project Manager shall be authorised to act as the primary point of contact for the Buyer in dealing with the Contractor on all aspects of the Services and to issue all consents and approvals and to make all requests on behalf of the Contractor. The Contractor may change the Contractor's Project Manager from time to time by providing one (1) month's notice in writing to the Buyer and submission of the curriculum vitae of the substitute.

         e) The Buyer shall have the right by delivering a written notice to the Contractor at any time to reject any key person (including the Contractor's Project Manager) if unqualified, unsuitable, lacking requisite skills or experience, or otherwise unsatisfactory in light of the Buyer's reasonable business needs, without any liability or penalty owed to the Contractor. The Contractor shall use all commercially reasonable efforts to promptly replace such rejected key person with another appropriate person with the requisite skills and experience.

         f) Neither party shall actively solicit for employment purposes, employees of the other party to work in Hong Kong or Shenzhen, Mainland China, for a period from the Effective Date until three (3) months after the earlier of termination or expiration of this Agreement, where the employees have performed or were or are performing work under this Agreement provided, however, that nothing herein shall restrict or preclude the rights of either party to make general solicitations for employees by use of advertisements in the media (including, without limitation, trade media) or by engaging search firms to engage in solicitations that are not targeted or focused on the employees of the other party and to hire any employees of the other party responding to such solicitations.

19.      FORECAST PROCEDURE, DELIVERY LEAD TIME

         The Forecasting Procedure is defined in ANNEX 5. The Contractor shall not reject a Delivery Request unless any terms and conditions contained in a Delivery Request materially deviate from the terms and conditions of this Agreement. Any delivery dates and milestones in a Delivery Request shall be subject to mutual agreement of the Buyer and the Contractor.

20.      PRICES

         20.1     GENERAL

                  a) All prices for Deliverables are calculated on a basis of delivered duty paid (DDP) in accordance with Incoterms 2000, and shall be delivered to Sites or to the switching centres of the Buyer in Hong Kong as the Buyer shall direct. The prices are inclusive of packing, all transportation costs, freight charges and all taxes and duties, which may be imposed in Hong Kong.

                  b) The prices for Deliverables and Services supplied under this Agreement are set out in ANNEX 2 and ANNEX
                           6. Subject to any and all adjustments as agreed in this Supply Contract including CLAUSES 10 (f) (Superfluous Equipment), 20.2 (Most Favoured Customer) 34.7 (Upgrade Product Credit), the prices for Equipment and Services shall remain unchanged during the Term and Warranty Period.

                  c) During the Term and the Warranty Period, for material amendments to this Agreement of the scope of contract or the Contractor's Scope of Supply which are not defined in this Agreement, the parties shall negotiate in good faith new prices on the basis of fair market conditions and in line with CLAUSE 20.2 (Most Favoured Customer) below for the purposes of a supplemental or a new agreement as the case may be to be entered into between the parties.

                  d) After the Warranty Period, in the event that the Buyer wishes to purchase additional equipment and/or services for the purposes of expanding the Network or parts thereof, the prices for such additional equipment and/or services shall be negotiated in good faith on the basis of fair market conditions and in line with CLAUSE 20.2 (Most Favoured Customer) below for the purposes of entering into a supplemental or new agreement.

         20.2     MOST FAVOURED CUSTOMER

                  a) Prices for Deliverables and other related services ordered and supplied at all times from the Effective Date up to and including 21st October 2016, under this Agreement both during and after the Term shall be competitive in the market. The Contractor's charging criteria for equipment and services shall be outlined to the Buyer upon request.

                  b)       *

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21.      PAYMENT

         21.1     GENERAL

                  a) Payment shall become due and payable in Hong Kong dollars or other currency as may be agreed between the parties.

                  b) All payments shall be made without set-off or deduction of any kind. In the event of the parties not being able to resolve any dispute in respect of payment on an amicable basis, then the matter shall be referred to arbitration for determination.

                  c) Payments may be made by the Buyer by drawing down either under the Facilities or by other means acceptable to the Contractor and agreed in writing.

                  d) Payment shall be made by the Buyer to the account set out in the invoices of the Contractor.

                  e) The invoice shall be addressed to the address of the Buyer.

                  f) If the Buyer within fourteen (14) days of receipt of an invoice from the Contractor notifies the Contractor in writing that the Buyer disputes any amount invoiced by the Contractor to the Buyer, then each party shall provide to the other party all information reasonably requested by such other party which it has to support its position regarding the disputed invoice or the disputed portion of the invoice and shall proceed in good faith and in a timely manner to resolve such disputed portion. If the Buyer does not dispute the received invoice within fourteen (14) days from its receipt, the invoice and the respective payment claim shall be deemed accepted. The Buyer's obligation to pay the disputed portion of any invoice shall be suspended for such period of time as is reasonably required to resolve any such dispute; provided, that any disputed amount that is subsequently determined to be payable by the Buyer to the Contractor as of the invoice date shall bear interest at the rate of one-half of one percent (0.5%) per month from the original due date until the date of actual full payment. Payments for any non-disputed invoices or part thereof shall be made within fourteen (14) days from expiry of the fourteen (14) days dispute notification period mentioned herein.

         21.2 In the event of the Contractor having completed as far as possible the Sites and Works for the Project but is not able to complete the balance of the Sites due to the default of the Buyer, then provided that no less than ninety-percent (90%) of the Sites and Works have been completed, and provided the Pilot Network passes the Pilot Acceptance Test, then this shall not prevent the issue of the Pilot Acceptance Certificate and the Pilot Network Acceptance Certificate. Payment to the Contractor in such circumstances shall be made on a pro-rata basis in accordance with the schedule provided in ANNEX 7, provided that the payment due to be made under the schedule in ANNEX 7 shall be made by drawdown under the Facilities. In the event of cash payments being made by the Borrower under the schedule in ANNEX 7, then this provision shall not apply.

         21.3     TAXES

                  a) The Buyer shall not be responsible for taxes based on the Contractor's income, which shall be the sole responsibility of the Contractor.

                  b) The Buyer shall assist the Contractor in obtaining customs clearance, if requested.

                  c) Each party shall support the other party in obtaining any tax exemptions and/or tax relieves achievable in connection with the performance of this Agreement, if any, and shall give all such other assistance as may be reasonably required to avoid or redeem any withholding tax.

                  d) If under law, the Buyer shall be entitled to deduct withholding tax at the prescribed rate from all payments attributable to software license fees payable to the Contractor under or in connection with this Agreement provided and to the extent that Buyer
                           (i) provides the Contractor with the official receipts issued by the Hong Kong tax authorities evidencing the payment by the Buyer of withholding tax and (ii) the Contractor, is according to a double taxation agreement, entitled to obtain a full refund of the deducted withholding tax in Mainland China. In this connection, the Buyer undertakes that it shall notify the Contractor by writing to the Contractor prior to the reporting and payment of withholding tax to the relevant authority. Prior to the reporting and payment of withholding tax, each party shall support the other party in obtaining any tax exemptions and/or tax relieves achievable in connection with the performance of this Agreement, if any, and shall give all such other assistance as may be reasonably required to avoid or redeem any withholding tax.

22.      APPLICATION OF CREDIT

         *

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23.      DELIVERY

         23.1     DELIVERY MODE

                  a) The Deliverables to be delivered under this Agreement shall be delivered by the Contractor to the Buyer's Sites or warehouse in Hong Kong, or to such other location as may be mutually agreed between the parties.

                  b) Upon the receipt of Delivery Request from the Buyer, the Contractor shall deliver to the Buyer the relevant shipping advice setting out in writing all relevant shipping details, including the date the Equipment or other Deliverable is scheduled to arrive, which arrival date shall not be later than five (5) Business Days after the date of delivery of such shipping advice. Upon the Equipment or other Deliverables being delivered to the carrier, a copy of each of the bill of lading/airway bill/forwarder's receipt, commercial invoice and packing list relating to the Equipment or other Deliverables shall be sent to the Buyer. Upon arrival, the Buyer shall inspect the condition and quantity of the Equipment or other Deliverables and shall acknowledge receipt of the same in writing as soon as practicable.

                  c) The Contractor shall pack and secure the Equipment or other Deliverables and any part thereof in an appropriate manner so as to ensure the protection of such item during transportation to Hong Kong. The Contractor shall replace without charge any item of Equipment or other Deliverables, which is found to have been damaged due to inadequate packing or as a result of transportation.

         23.2     INSURANCE

                  a) At all times during the Term and Warranty Period, the Contractor shall effect and maintain in force all insurance coverage required by Applicable Laws together with any additional coverage agreed between the parties hereunder as well as coverage which would as a matter of good practice be maintained for a project of this type. Without limiting the generality of the foregoing such insurance shall include:-

                           (i) for the Contractor's own workers and employees, employees' compensation or similar insurance coverage and employer's liability insurance including common law liability sufficient to satisfy not less than the statutory requirements of Hong Kong and which coverage shall not be more restrictive than the standard practice;

                           (ii) insurance covering liability for personal injury to and/or tangible property damage/loss of other parties as well as liability for damage to / loss of all structures, buildings or property belonging to the Buyer with a single limit of not less than HONG KONG DOLLARS FIFTY MILLION (HK$50,000,000) for claims of injury or death of any persons or loss of or damage to property resulting from any one accident/incident. The Contractor and the Buyer agree that coverage under this provision shall be effected and maintained with insurers as if a separate policy had been issued to each of the parties and that the Contractor and the Buyer shall procure that the insurers waive all rights of subrogation or action which the insurers may have or acquire against either the Contractor or the Buyer;

                           (iii) comprehensive automobile liability insurance covering all vehicles and vehicular equipment owned, hired or in the custody of the Contractor and complying with relevant laws with limits not less than the statutory required limits in Hong Kong;

                           (iv) insurance with sum insured being not less than the Contract Price , against all risks of loss of or damage to the Works (but excluding equipment and tools owned or hired by the Contractor and Sub-contractors). Such all risks insurance shall also provide, (i) coverage for removal of debris, and (ii) coverage to insure the full replacement value of Works whether or not stored on a Site or on a location of the Buyer or whether or not under the Buyer's control.

                           v) transport, transit insurance covering transport to and from any of the Sites or other locations of the Buyer including inland, road, rail, air, waterways and marine cargo coverage for risks including without limitation war (other than on land) in an amount sufficient to cover the expected highest value of any one shipment. Coverage under this insurance shall include Institute Cargo Clauses (A) 1.1.82, Institute War clauses, London Malicious Damage clause, and Institute Strikes Clauses
                                    1.1.82 and Institute Cargo War Clauses
                                    1.1.82 or their equivalent.

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

                  b) All insurance coverage required of the Contractor under this Agreement shall be effected at the Contractor's own cost with a reputable and creditworthy insurer, and shall be endorsed to provide the Buyer with at least thirty (30) days prior written notice of material change. The Contractor will promptly provide the Buyer with evidence of the payment of premiums for all such insurance.

                  c)       i)       With the exception of automobile liability
                                    insurance, the Employees Compensation
                                    insurance shall be effected and maintained in the joint names with the Buyer. The liability and all risks insurance shall be effected and maintained in the joint names with the Buyer and contractors of all tiers including coverage of all subcontracted works. The insurance so arranged shall be primary to any insurance carried by the Buyer.

                           ii) A loss adjuster shall be nominated by the insurer, the Contractor and the Buyer by mutual agreement and such agreed loss adjuster shall be specified and named in the all risks and third party liability insurance policies.

                  d) Erection all risks insurance required pursuant to this CLAUSE 23.2 (iv) shall contain a waiver of subrogation as against the Buyer, and its affiliates, officers and directors.

                  e) The limits specified herein are minimum requirements and shall not be construed in any way as limits of liability or as constituting acceptance by the Buyer of such responsibility for financial liabilities in excess of such limits. The Contractor shall bear all deductibles applicable to any insurance.

                  f) If it is judicially determined that the monetary limits of insurance required under this Agreement or of any indemnity voluntarily assumed under this Agreement which the Contractor agrees will be supported either by available liability insurance or voluntarily self-insured, in part or whole, exceeds the maximum limits permitted under the relevant law it is agreed that said insurance requirements or indemnity shall automatically be amended to conform to such monetary limits as may be specified by such law.

                  g) If the Contractor fails to effect or keep in force any of the insurance required under this Agreement, the Buyer may effect and keep in force any such insurance and pay such premiums as may be necessary for that purpose and from time to time deduct the amount so paid by the Buyer from any money due or which may become due to the Contractor under this Agreement,

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

                           or recover the same as a debt due from the Contractor provided that the Buyer is not in default under this Agreement.

                  h) Each party shall give the other prompt notification of any claim with respect to any of the insurance to be maintained under this Agreement, accompanied by full details of the events giving rise to such claim. Each party shall afford the other all such assistance as may be required for the preparation and negotiation of insurance claims.

                  i) The Contractor shall report to the Buyer as soon as practicable all accidents or occurrences resulting in injuries to the Contractor's employees or third parties, or damage to property of third parties, arising out of or during the course of performance of the Contractor's obligations under this Agreement.

                  j) The Contractor may arrange such levels of deductibles, excesses and self-insurance, as it considers appropriate subject to the Buyer being satisfied at its sole discretion that the Contractor has the financial ability and strength to do so. The Contractor shall keep the Buyer informed at all times of the extent and level to which it is self-insuring.

                  k) The insurance requirements under this Agreement will remain in place with respect to each of the Network Elements or the Network as the case may be, and will not in any way be diminished or reduced during the Term and Warranty Period.

                  l) If the Contractor fails to satisfy the requirements of any Applicable Laws relating to safety measures and, as a result, insurance coverage is denied, the Contractor shall nevertheless be fully liable for, and shall fully indemnify and keep fully indemnified the Buyer in respect of, any claims, damages or liabilities resulting from such failure.

                  m) The Contractor shall obtain and maintain, or require each of its Subcontractors to obtain and maintain, during the time any such Subcontractor is engaged in providing Equipment and Services hereunder, adequate insurance coverage consistent with the requirements in sub-clause a) (i) and a) (iii) herein.

                  n)       i)       It shall be specifically stated in all
                                    insurance policies effected by the
                                    Contractor pursuant to this Agreement that all coverage shall be subject to the jurisdiction of Hong Kong.

                           ii) The Contractor shall furnish the Buyer with copies of policies of the insurance required under this Agreement.

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

         23.3     MILESTONES

                  The Implementation Milestones set out in ANNEX 8 shall be both the Contractor's and the Buyer's forecast for the rollout of the Project which shall be subject to change from time to time.

         23.4     DELIVERY TIME FOR DOCUMENTATION AND TESTING EQUIPMENT

                  a)       Delivery of Documentation shall be made within ten
                           (10) days after delivery of the Equipment to which it relates.

                  b) Testing equipment for the purposes of conducting Acceptance Tests shall be delivered to Sites or to a mutually agreed location in good time for the Acceptance Test.

         23.5     PACKING

                  All Equipment shall be placed at the Buyer's disposal packed in a manner, which is suitable for transport. The Contractor shall promptly after the Equipment has been unpacked and after the Equipment has been tested by the Contractor, remove any packing material from the Site or from the mutually agreed location of the Buyer and dispose of the same without charging the Buyer any extra cost.

         23.6     MARKING

                  a) All Equipment, packages and crates shall be clearly and directly marked with the Contractor's code number for identification of the items contained in the package or crate. The packing lists shall also state the type and amount of Equipment in which a package or crate contains.

                  b) The Contractor shall make available to the Buyer in paper or electronic form as required by the Buyer any other identity information of the Equipment which is not covered by the marking information and which is readily available to enable the Buyer's identification of the Equipment.

         23.7     EXPORT AND IMPORT LICENSES

                  a) The Contractor shall have the full and sole responsibility of applying for and obtaining for any export licenses necessary for the fulfillment of its obligations under this Agreement. The Purchase Order and all Deliverables shall be subject to the provision of required export licenses being granted and there being no other impediments arising from Mainland China/Hong Kong or other applicable export regulations.

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

                  b) The Buyer shall be responsible for applying for and obtaining any necessary import licenses and other permissions necessary for the import of all Equipment and Deliverables into Hong Kong with full assistance from the Contractor.

                  c) Each party shall render the other party any reasonable assistance needed in relation to licenses and permissions from appropriate authorities.

         23.8     TITLE, RISK OF LOSS OR DAMAGE

                  a) Risk of loss or damage to the Equipment, the Network Elements and all Works delivered or supplied by the Contractor under this Agreement shall pass to the Buyer upon the date of the issue of the PNAC in respect of Phase 1 and upon the issue of the respective PAC for Phase 2 and Phase 3.

                  b) The Contractor shall retain title with respect to each item of Hardware delivered and installed in the Network Elements until full payment of the respective Delivery Request has been made. For the avoidance of doubt, license of Software shall pass to the Buyer upon delivery.

                  c) The foregoing provisions of this CLAUSE 23 shall in no way either restrict the Buyer's inspection rights pursuant to CLAUSE 8.3 or modify any warranties of the Contractor and its Subsidiaries given under this Agreement.

24.      ACCEPTANCE

         24.1     LEASEHOLD IMPROVEMENTS ACCEPTANCE TEST (LHI AT)

                  i) A Leasehold Improvements Acceptance Test (LHI AT) shall be carried out to confirm the readiness of a Site for the acceptance of Hardware and Software delivery and for the installation and commissioning of the same:

                           a) The Contractor shall notify the Buyer in writing five (5) Business Days in advance of the date on which a Site is ready for acceptance.

                           b) The LHI AT shall be conducted by the Contractor and the Buyer on each Site in accordance with the LHI AT specifications submitted by the Contractor prior to the LHI AT and approved by the Buyer.

                           c) If any LHI AT is not completed in accordance with the LHI AT specifications, the Buyer shall notify the Contractor in writing with details of such failure. The Contractor shall at its own cost and expense use its best efforts to correct

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

                                    whatever defects or deficiencies causing such LHI AT not to be completed. After such correction, the Contractor shall i) repeat at its sole cost and expense the affected part of the failed LHI AT; and ii) notify the Buyer in writing as to what correction was made and what part of the LHI AT was repeated.

         24.2     OTHER ACCEPTANCE TESTS

                  i) The following acceptance tests for the 3G Network shall be carried out:

                           a) PILOT ACCEPTANCE TEST (PILOT AT) - For Phase 1 only, the Buyer and the Contractor agree that in addition to the standard acceptance procedure comprising of Provisional Acceptance and Final Acceptance, a Pilot Network Acceptance Test shall also be performed. Such testing shall be for the confirmation of completeness of Hardware delivery, Installation and delivered functionality among a pre-defined cluster of network forming the Pilot Network. The software release for the Pilot Network shall be proven to be free of Material Non-Compliances. The Pilot Network shall be confirmed by the Contractor to be ready for rollout and in operation;

                           b) PROVISIONAL ACCEPTANCE TEST (PAT) - For the confirmation of completeness of Hardware delivery, Installation and delivered functionality of all Network Elements. Individual Network Elements shall be tested separately and the Buyer shall grant separate Provisional and Final Acceptance for each Network Element; and

                           c) PROVISIONAL NETWORK ACCEPTANCE TEST (PNAT) - For Phase 1 only, for the confirmation of completeness of Hardware delivery, Installation and delivered functionality of the entire network in Phase 1. All inter-operability tests (IOT), multi-vendor integration tests (MVI including 2G and 3G integration tests and end-to-end service tests (including all available terminals) shall pass the PNAT. The Provisional Network shall be confirmed by the Buyer to be ready for Commercial Launch.

         ii) Prior to any of the Acceptance Tests being carried out, the Contractor shall provide the Buyer with the Acceptance Test Specifications and the Buyer shall review such Acceptance Test Specifications within five (5) Business Days from the date of receipt. If the Buyer does not reject such Acceptance Test Specifications in writing within such period, the Acceptance Test Specifications shall be deemed accepted. If the Buyer rejects the Acceptance Test Specifications within the above-mentioned period, the Buyer and the Contractor shall discuss and mutually agree

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

                  the rejected part of the Acceptance Test Specifications within ten (10) Business Days from the date of the Contractors receipt of the rejection.

         24.3     PILOT ACCEPTANCE (PHASE 1 ONLY)

                  a) Prior to aggressively rolling out the Sites for the 3G Network, in addition to the Provisional and Final Acceptance as stated in this CLAUSE 24, the parties agree that the Pilot Network shall be built and tested subject to a Pilot Acceptance Test. The Pilot Acceptance Test shall be performed in accordance with the Acceptance Test Specifications.

                  b) The Pilot Acceptance Test shall be performed after the Network Elements delivered and installed forming the Pilot Network in Phase 1 have individually achieved Provisional Acceptance.

                  c) The Pilot Acceptance Test shall be conducted by the Contractor with the assistance of the Buyer if necessary.

                  d) If the Pilot Acceptance Test conducted by the Contractor demonstrates that no Material Non-Compliance is contained in the tested Pilot Network, the Buyer shall grant Pilot Acceptance for the Pilot Network. If the Pilot Acceptance Test demonstrates that the tested Pilot Network contains Material Non-Compliance and such Material Non-Compliance is not due to default of the Buyer, the Buyer may in its sole discretion grant or reject the Pilot Acceptance for the Pilot Network.

                  e) If the Pilot Acceptance Test is not completed in accordance with the Pilot Acceptance Test specifications, the Contractor shall notify the Buyer in writing of such failure with details. The Contractor shall at its cost and expense use its best efforts to correct whatever defects or deficiencies caused such Pilot Acceptance Test not to be completed. After such correction, the Contractor shall (i) repeat at its sole cost and expense the affected part of the failed Pilot Acceptance Test and
                           (ii) notify the Buyer in writing as to what correction was made and which Pilot Acceptance Test was repeated.

                  f) In the event that the Pilot Network fails to pass the Pilot Test within three (3) months from the date on which it first failed the Pilot Acceptance Test, then this shall constitute a substantial breach by the Contractor.

         24.4     PROVISIONAL ACCEPTANCE (ALL PHASES)

                  a)       The Contractor shall notify the Buyer in writing five
                           (5) Business Days in advance of the date on which the Network Element is ready for Provisional Acceptance.

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

                  b) The Provisional Acceptance Test shall be conducted by the Contractor with the assistance of the Buyer.

                  c) Each Provisional Acceptance Test shall be carried out by the Contractor in accordance with the Acceptance Test Specifications.

                  d) If the Provisional Acceptance Test conducted by the Contractor demonstrate that no Material Non-Compliance is contained in the tested Network Element, the Buyer shall grant Provisional Acceptance for such Network Element. If the Provisional Acceptance Test demonstrates that the tested Network Element contains Material Non-Compliance and such Material Non-Compliance is not due to the default of the Buyer, the Buyer may at its sole discretion grant or reject Provisional Acceptance for such Network Element.

                  e) Any non-compliance in the respective Network Element which has been detected during the Provisional Acceptance Test and which does not prevent Provisional Acceptance shall be listed by the Contractor in a punch list ("PUNCH LIST"). Such Punch List shall be handed over by the Contractor to the Buyer after completion of the Provisional Acceptance Test.

                  f) If any Provisional Acceptance Test is not completed in accordance with the Acceptance Test specifications, the Contractor shall notify the Buyer in writing of such failure with details. The Contractor shall at its cost and expense use its best efforts to correct whatever defects or deficiencies caused such Provisional Acceptance Test not to be completed. After such correction, the Contractor shall (i) repeat at its sole cost and expense the affected part of the failed Provisional Acceptance Test and (ii) notify the Buyer in writing as to what correction was made and what Provisional Acceptance Test were repeated.

                  g) In the event that a Network Element fails to pass the Provisional Acceptance Test within three (3) months from the date on which it first failed the PAT and due to reasons for which the Contractor is responsible, then without prejudice to its rights and remedies under this Supply Contract and under law, the Buyer at its sole discretion, may terminate the affected part of the Delivery Request for such Network Element. In such circumstances, the Buyer shall not be obliged to pay the Contractor for that part of the Delivery Request so terminated and if already paid, the Contractor shall provide a full credit to the Buyer in accordance with CLAUSE 22.

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

         24.5     PROVISIONAL ACCEPTANCE (PHASE 1 ONLY)

                  a)       The Contractor shall notify the Buyer in writing five
                           (5) Business Days in advance of the date on which all the Network Elements in Phase 1 are Ready for Provisional Network Acceptance.

                  b) The Provisional Network Acceptance Test shall be performed after the Critical System (except application platforms marked as exceptional) and after more than 400 Node B have been delivered and installed in Phase 1 (The remaining application platforms and Node B which are delivered and installed after the Provisional Network Acceptance Test shall be subject to the Provisional Acceptance
                           Test).

                  c) The Provisional Network Acceptance Test shall be conducted by the Contractor with the assistance of the Buyer where necessary.

                  d) The Provisional Network Acceptance Test shall be carried out by the Contractor in accordance with the Acceptance Test Specifications.

                  e) If the Provisional Network Acceptance Test conducted by the Contractor demonstrates that no Material Non-Compliance is contained in the tested Network Element, the Buyer shall grant Provisional Network Acceptance for such Network Element. If the Provisional Network Acceptance Test demonstrates that the tested Network Element contains a Material Non-Compliance and such Material Non-Compliance is not due to default of the Buyer, the Buyer may at its sole discretion grant or reject such Provisional Network Acceptance.

                  f) Any non-compliance in the respective Network Element which has been detected during the Provisional Network Acceptance Test and which does not prevent Provisional Network Acceptance shall be listed by the Contractor in the Punch List. Such Punch List shall be handed over by the Contractor to the Buyer after completion of the Provisional Network Acceptance Test.

                  g) If any Provisional Network Acceptance Test is not completed in accordance with the Acceptance Test Specifications, the Contractor shall notify the Buyer in writing of such failure with details. The Contractor shall at its cost and expense use its best efforts to correct whatever defects or deficiencies caused such Provisional Network Acceptance Test not to be completed. After such correction, the Contractor shall (i) repeat at its sole cost and expense the affected part of the failed Provisional Network Acceptance Tests and (ii) notify the Buyer in writing as

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

                           to what correction was made and what Provisional Network Acceptance Tests were repeated

                  h) In the event that the Provisional Network Acceptance Test is not successfully performed within three (3) months after the first failed PNAT and such failure is, due to reasons for which the Contractor is responsible, then this shall constitute a substantial breach on behalf of the Contractor.

         24.6     FINAL ACCEPTANCE

                  a) The Buyer shall grant Final Acceptance for a Network Element after :-

                           (i)      the issue of the PAC;

                           (ii)     the Contractor has rectified all
                                    non-compliances listed in the Punch List for such Network Element; and

                           (iii) the Contractor has delivered to the Buyer all Documentation required to be delivered under this Agreement.

                  b) Final Acceptance shall not be refused solely by reason of a minor and immaterial defect or deficiency in the Network Element if such defect does not affect the performance or Commercial Launch of the Network Element.

                  c) Final Acceptance by the Buyer of the Network Element shall be without prejudice to the parties' rights and the Contractor's obligations under this Agreement.

         24.7     FINAL NETWORK ACCEPTANCE

                  a)       The Buyer shall grant Final Network Acceptance

                           i)       after the issue of the PNAC; and

                           ii)      the Contractor has rectified all
                                    non-compliances listed in the Punch List following provisional network acceptance.

                  b) Final Network Acceptance shall not be refused solely by reason of a minor and immaterial defect or deficiency of the Network Element in Phase 1 if such defect does not affect the performance or Commercial Launch of the Network Element.

                  c) Final Network Acceptance by the Buyer shall be without prejudice to the parties' rights and obligations under this Agreement.

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

         24.8     ACCEPTANCE CERTIFICATES

                  The following certificates for the 3G Network shall be issued within fourteen (14) days upon successful acceptance testing and upon compliance with the conditions set out in this CLAUSE 24:-

                  a) LHI Acceptance Certificate for a Site following Leasehold Improvements Acceptance Test;

                  b) Provisional Acceptance Certificate (PAC) following Provisional Acceptance Test;

                  c) Pilot Acceptance Certificate (Pilot AC) following Pilot Acceptance Test;

                  d) Provisional Network Acceptance Certificate (PNAC) following Provisional Network Acceptance Test;

                  e) Final Acceptance Certificate (FAC) after the issuance of the Provisional Acceptance Certificate; and

                  f) Final Network Acceptance Certificate (FNAC) following issuance of the Provisional Network Acceptance Certificate;

         24.9     COMMERCIAL LAUNCH BEFORE PROVISIONAL NETWORK ACCEPTANCE

                  In the event of Commercial Launch being effected before Provisional Network Acceptance, then in such event, the Network Elements installed and commissioned shall be deemed as having passed the Provisional Network Acceptance Test and the Provisional Network Acceptance Certificate shall be issued in accordance with CLAUSE 24.8 above.

         24.10    DEPLOYMENT BEFORE PROVISIONAL ACCEPTANCE

                  In the event of the Buyer deploying any Network Element by carrying live traffic for more than one month, such Network Element shall be deemed as having passed the Provisional Acceptance Test and the Provisional Acceptance Certificate shall be issued in accordance with CLAUSE 24.8 above.

         24.11    ACCEPTANCE BY THE END OF TERM

                  By the end of the Term, any Equipment which has been delivered to Hong Kong under a Delivery Request but which has not yet been installed shall be shipped to a warehouse designated by the Buyer upon which the Buyer shall issue all acceptance certificates as the Contractor may reasonably require for such Equipment so delivered.

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

25.      TRAINING

         a) During the Term, the Contractor shall provide Training to the Buyer in accordance with the provisions of ANNEX 11 and such training shall be extended to staff of the Buyer and or to the staff any of its associated or subsidiary companies.

         b) Following the earlier termination or expiry of the Term, the Contractor shall make available such training to the Buyer for a period of ten (10) years thereafter.

26.      CHANGES

         26.1     GENERAL

                  a) The parties recognise that there may be a need to alter, amend, add to or otherwise vary ("CHANGE") the Contractor's Scope of Supply under this Agreement by way of Change Order.

                           The Buyer may make a written Change request and the Contractor may make a written Change proposal at any time during the Term.

                  b) No Change to the Contractor's Scope of Supply shall be effective unless it is authorised and processed in accordance with CLAUSES 27 and 28.

                  c) In the event of a Change resulting in a price increase or price reduction of Equipment and Services, the parties shall consider and negotiate in good faith the necessity of further Changes to cover the price increase or reduction by future Change Orders. Changes shall not in any event affect the overall value of the Contract Price.

                  d) Any Change to any part of the Contractor's Scope of Supply other than one agreed in writing by the parties, shall be the sole responsibility of the Contractor and in such event no modification of the Contract Price and/or no extension of time shall be allowed to the Contractor by the Buyer. For the avoidance of doubt, the Contractor shall not implement any Change, which has not been agreed by the Buyer in writing, unless such Change contains at least the same functionality and does not cause any additional operation costs.

27.      CHANGES BY THE BUYER

         27.1     CHANGE ORDERS

                  a) At any time during the Term, the Buyer shall have the right to request reasonable changes of the Contractor in any aspect of

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

                           the Technical Specifications and Equipment and Services by delivering to the Contractor a written request (a "CHANGE REQUEST"), describing in reasonable detail the desired changes. The Contractor shall evaluate (i) the effect that the Change Request will have on the resources required by the Contractor to implement the requested changes, (ii) the resultant effect, if any, to any of the Network Element or to the overall Network as a result of such proposed changes and (iii) the effect on the prices and delivery times. The Contractor shall deliver to the Buyer a written notice specifying the results of such evaluation (the "CHANGE PROPOSAL") as soon as reasonably feasible following receipt of a Change Request.

                  b) A Change Proposal shall not become effective unless and until the terms and the extension of time and all other terms as may be affected have been mutually agreed upon by the parties (and the parties shall act reasonably and in good faith in negotiating all such terms) and such terms are reduced to writing and signed by an authorised representative of each party (a "CHANGE ORDER") using a form as shall be agreed by both parties. Any Change Order shall be automatically incorporated as an amendment to this Agreement.

28.      THE CONTRACTOR'S OBLIGATIONS TO PROPOSE CHANGES

         a) The Contractor shall make reasonable efforts to propose such Changes to the Contractor's Scope of Supply as are advisable in order to:

                  (i) achieve technical or economical improvements in the Equipment and Services or to implement new technology;

                  (ii) obtain consents necessary from the authorities in Hong Kong;

                  (iii) minimise the cost of day to day operation and maintenance of the Network.

         b) The Contractor will not, without the prior written consent of the Buyer, make any change in any part of the Contractor's Scope of Supply even if the Equipment after the Change shall still comply with the Technical Specifications if such a Change would or might reasonably be expected to be disadvantageous to the Buyer, for instance (but without limitation) by causing an increase in the Contract Price or in the costs of operation.

         c) The Contractor shall inform the Buyer of any material change, major improvement or development regarding the Equipment, the Network Element and the overall Network as well as related technology that come to the Contractor's knowledge during the Term and the Warranty Period.

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         d)       In the event that improvements in the design of the Equipment result in changes to the quantities of Equipment and/or the substitution of Equipment (hereinafter called "SUBSTITUTE EQUIPMENT"), the implementation of any such change in quantity or the use of Substitute Equipment shall be proposed by the Contractor in written form provided that the following conditions are met:-

                  (i) the Substitute Equipment shall meet the original requirements as specified in ANNEX 1;

                  (ii) the Substitute Equipment shall be at least technologically equal or superior to and fully compatible with the original Equipment;

                  (iii) the Buyer shall not incur any additional cost in agreeing to use the Substitute Equipment or in implementing any change in the quantity of Equipment; and

                  (iv) the Substitute Equipment shall for all intents and purposes be the Equipment as defined under this Agreement.

         e) Provided that a Change cannot reasonably be deemed to adversely affect the operation, maintenance, capacity, economic or technical lifetime of the Equipment, or the Contractor's warranties, or the agreed date of delivery or obligations of the Buyer, or any price or terms of payment set out in this Agreement, the Buyer shall not unreasonably withhold or delay its consent to such a Change. Upon clarification of all technical and commercial issues, the Buyer will decide whether it wishes to place the respective Change Order.

29.      PROJECT MANAGEMENT

         a) The Contractor shall develop and employ a set of techniques that will comprehensively monitor the progress and measure the performance of this Agreement.

         b) If the Buyer so requires, the Contractor will issue weekly or monthly reports on its project management, its production of Equipment and/or its performance regarding Services.

         c) The parties shall meet whenever called for by a party to solve technical and/or commercial problems that may arise during the Term. The parties shall as soon as practicable set a timetable for meeting with each party having the right to call additional meetings as may be reasonably required.

         d) The parties shall establish technical and commercial working groups with dedicated personnel within 28 days of this Agreement coming into effect.

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         e)       The Contractor shall provide to the Buyer a Completion Report with respect to each Network Element on or after the completion date of Provisional Acceptance Test of each Network Element.

30.      THE BUYER'S REVIEW AND APPROVAL

         To the extent that various provisions of this Agreement provide for the Buyer to review, comment, inspect, evaluate, recommend or approve, the Buyer may do so either (i) itself; or (ii) in conjunction and/or consultation with the Contractor. To the extent that this Agreement requires the Buyer to submit, furnish, provide or deliver to the Contractor any report, notice, Change Order, request or other item, the Buyer may in its sole discretion and upon written notice to the Contractor designate any engineers or Engineering firm engaged by the Buyer to submit, furnish, provide or deliver such items on the Buyer's behalf, provided, however, that the Buyer shall not designate any direct competitor of the Contractor without the Contractor's prior written consent.

31.      QUALITY ASSURANCE

         a) The Contractor shall meet the quality requirements of ISO 9001-2000 and shall upon the written request of the Buyer provide a detailed quality plan pertaining to its performance under this Agreement in accordance with the requirements in the Technical Specifications titled "Quality Assurance".

         b) Subject to the prior written consent of the Contractor which shall not be unreasonably withheld, the Buyer shall have the right to inspect the Contractor's production of Equipment, the Contractor's performance of the Services, the Contractor's quality management system and its management of customer relations.

         c) Without prejudice to the Contractor's liability for the negligent or willful acts and omissions of Subcontractors and its suppliers, the Contractor shall use its best endeavours to procure that, subject to the prior written consent of the Contractor, the Buyer shall have the right to inspect all Subcontractors' and all suppliers' production, quality management systems and management of customer relations.

32.      WARRANTY OF EQUIPMENT AND SERVICES

         32.1     The Contractor warrants that:-

                  a) all Equipment delivered to the Buyer under this Agreement (including any media by means of which any Software is delivered) shall be free and clear of all trusts, liens, encumbrances and other interests of whatever kind and good title shall vest in the Buyer in accordance with the terms of this Agreement;

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                  b)       all Equipment supplied under this Agreement shall be
                           new and free from defective material and faulty workmanship and will during the Warranty Period in all material respects conform to and perform in accordance with the Technical Specifications and all relevant provisions of this Agreement;

                  c) without limiting the generality of the foregoing, all Equipment supplied hereunder shall during the Term and Warranty Period when installed and commissioned conform to and perform in all material respects in accordance with Technical Specifications and all relevant provisions of this Agreement;

                  d) it has all necessary rights, licenses, powers, permissions and authorities to enter into this Agreement, to perform all of its obligations hereunder and to grant the licenses herein and that the use and possession of the Equipment by the Buyer shall not infringe the intellectual property rights of any third party in Hong Kong;

                  e) in the event of the Buyer's 3G Network demands having not reached the capacity "through put" by the end of the Warranty Period, the Contractor's guarantee in respect of capacity as stated in the Technical Specifications shall be extended without additional cost to the Buyer until the earlier of (i) the date on which the Buyer's 3G Network demands reaches the relevant capacity "through put" or (ii) two (2) years after the Extended Warranty Period of Phase 1; whichever is the sooner;

                  f) all services including the Services performed by the Contractor under this Agreement shall during the Term and Warranty Period conform with the Technical Specifications and shall be carried out in accordance with best industry practice, all Applicable Laws and the Buyer's reasonable directions using all reasonable skill and care and shall be free from defects in workmanship;

                  g) during the Term and Warranty Period, any defects due to the default of the Contractor of any Equipment or Services of the same shall be replaced or repaired at no additional cost, and in the event of replacement, the replacement of Equipment shall be fully functioning. In any event, during any of the above periods, the Contractor shall replace any defective Hardware with fully functioning Hardware within five
                           (5) business days of being notified by the Buyer to do so notwithstanding that the defect may be repaired;

                  h) during the Term and Warranty Period, any Equipment which is replaced due to evolution of technology pursuant to CLAUSE 12, shall be new;

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                  i)       the commitment stated in the "Contractor's reply to
                           Buyer's System Requirement (June 2003 Version) and subsequent clarification documents during July/August/September 2003" ("JUNE 2003 COMMITMENT") full details of which are set out in the Technical Specifications ANNEX 1; and

                  j) the comprehensive 3G features/functions of Core, Access and Application/solution in accordance with the package provided by the Contractor to the Buyer in December 2003, full details of which are set out in the Technical Specifications ANNEX 1.

                  Without prejudice to the terms and conditions of the Maintenance Services set out in ANNEX 10, unless the Contractor elects to repair or replace defective Equipment at the Site at which it is installed or to be installed, all Equipment to be repaired or replaced, whether in or out of Warranty Period, shall be promptly collected by the Contractor at its expense upon notification by the Buyer. Replacement Equipment shall be returned to the Buyer and installed, if required, at the Contractor's expense and risk of loss within a reasonable period of time.

         32.2     SOFTWARE WARRANTY

                  The Contractor warrants that:-

                  a) it has all necessary rights, licenses, powers and authorities to enter into this Agreement to perform all of its obligations hereunder and to grant the licenses herein and that the use and possession of the Software by the Buyer shall not infringe the intellectual property rights of any third party in the Territory;

                  b) Software supplied by the Contractor under this Agreement (whether developed by the Contractor or procured by the Contractor from a third party supplier), including all updates, upgrades and revisions shall when delivered to the Buyer and installed by the Contractor and operated in accordance with the terms and conditions of this Agreement be free from defects which materially affect the use of such Software in accordance with the Technical Specifications and other relevant provisions of this Agreement. If during the Term and Warranty Period any Software fails to function in accordance with the Technical Specifications, the Buyer's remedies shall be for the Contractor to correct such failure either through the replacement or modification of the Software or such other actions as the Contractor reasonably determines to be appropriate as soon as practicable after receiving notice of the failure from the Buyer;

                  c) during the Warranty Period of the Software, it shall provide to the Buyer free of charge any Fixes released by the Contractor to any of its other customers worldwide; and

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                  e)       the Software shall not contain a lock-up programme
                           which is designed by the Contractor to deliberately lock-up the Software in any way or which provides an unauthorised third-party with access to the Software. The Contractor further warrants that (i) during the Installation of Software it shall take reasonable steps to protect the Software against viruses, and devices that could disrupt or disable a computer system or any of its components, and (ii) it shall not under any circumstances, including enforcement of a valid contract right, install or trigger a lock-up programme or device which in any manner interferes with the Buyer's use of the Software or operation of the Network, or any part thereof. The Buyer's remedies under this clause shall include for the Contractor to correct such failure or eliminate such programme or device and to repair, replace or modify the relevant Software.

         32.3     CIVIL WORKS WARRANTY

                  a) The Contractor warrants that the Civil Works shall be carried out with diligence in a workman like manner and in accordance with industry best practice and shall be free from defects and during the Term and Warranty Period shall comply with the applicable clauses of the Technical Specifications and all relevant provisions of this Agreement.

                  b) Where applicable, the Contractor shall make reasonable efforts to obtain warranties from its Subcontractors on the best possible terms, both in terms of scope and length of coverage.

                  c) The Buyer's remedies hereunder shall include the repair, at the Contractor's cost, of any defective Civil Works. If the Contractor is in material breach in performing the Civil Works the Buyer shall be entitled to engage its own subcontractor to complete or repair the defective Civil Works at the cost and liability of the Contractor, provided that the Contractor has not commenced to cure or remedy the defects within fourteen (14) days of receiving written notice thereof from the Buyer or has not continued diligently to attempt to cure or remedy after so commencing.

                  d) The warranties of the Contractor herein shall be deemed to apply to all Works and Services performed by any Subcontractor as though the Contractor had itself performed such Works or Services.

         32.4     MAINTENANCE AND SUPPORT AND TRAINING (POST WARRANTY)

                  a) The Contractor shall make available Maintenance and Support services and training for all Phases for a period of ten (10) years from the expiry of the Warranty Period . Details and terms of the Maintenance and Support services and training shall be agreed

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                           between the parties, but in any event, such terms
                           shall not be less favourable than the level of service standards and costs provided under this Agreement and as set out in ANNEX 10 and ANNEX 11.

                  b) The Buyer shall be entitled to align the periods of Maintenance and Support for all Phases following the expiry of the Warranty Period.

                  c) For the avoidance of doubt, maintenance services provided within the Warranty Period and the Extended Warranty Period are fully included in the Contract Price.

33.      WARRANTY PERIOD

         i) The Contractor warrants that the Equipment and the Services shall at all times during the Term and Warranty Period conform to the Technical Specifications and all provisions of this Agreement. The Warranty Period:-

                  - other than for LHI Works, for Phase 1 shall be eighteen (18) months from the date of the issue of PNAC plus the Extended Warranty Period; and

                  - other than for LHI Works, for Phases 2 and 3 respectively shall commence on 1st January following the issue of PAC of each Network Element for a period of twelve (12) months. The period between the actual issuance of the PAC and the 1st January following shall not be taken into account in the calculation of the twelve (12) months warranty, but the Contractor notwithstanding the same, shall provide the same level of service as required of the Contractor during the Warranty Period.

         ii) for LHI Works shall be ninety (90) days from the issuance of the LHI AC;

         iii) Any lack of conformity with the Technical Specifications during the Warranty Period, and any other defect, deficiency or malfunction that is due to design, construction, manufacture, workmanship or materials, and which appear during the Warranty Period shall be rectified by the Contractor without additional charge.

         iv) During the Warranty Period and the Extended Warranty Period, all maintenance services shall be provided by the Contractor at the service level specified in ANNEX 10.

         v) The Warranty Period of all Network Elements that pass the Provisional Acceptance Test in year 2006 or later shall start from the date of their respective PAC and shall end on December 31st of the next calendar year.

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         vi)      The Warranty Period for one or more of the Phases may extend beyond the Term.

         vii) Performance of the Contractor's obligations under the Warranty shall not extend the Warranty Period but any Equipment, Services, Civil Works or Constructions Works repaired, replaced or corrected during the Warranty Period shall continue to be warranted for the remainder of the Warranty Period.

34.      CORRECTIVE MEASURES DURING THE WARRANTY PERIOD

         34.1     HARDWARE

                  a) If during the Warranty Period a defect appears in any Hardware, the Contractor shall at its own cost and expense correct such defect or otherwise repair or replace the defective Hardware within a reasonable time scale.

                  b) Unless repaired at or replaced at the Site of the Buyer, the Contractor shall collect at its own expense the defective Hardware or parts thereof. The Buyer shall provide a detailed failure report to the Contractor together with the defective Hardware or parts thereof. The Contractor shall return at its cost and expense the repaired or replacement Hardware to the address notified by the Buyer and to reinstall the same if required by the Buyer.

         34.2     SOFTWARE

                  a) During the Warranty Period, in the event that the Software is found materially not to perform in conformity with the Technical Specifications, the Contractor shall at its own cost and expense correct such defects or replace the defective Software, provided that the Buyer notifies the Contractor of the non-conformity promptly after becoming aware of it. Any other failure of the Software to perform with the Technical Specifications will during the Warranty Period be rectified by the Contractor with the Fixes to be provided by the Contractor to Buyer.

                  b) During the Term and Warranty Period, Documentation relating to Software corrections and replacement Software will be furnished to the Buyer free of charge.

         34.3     CIVIL WORKS

                  In the event of a breach of the Warranty in CLAUSE 32, the Buyer shall immediately notify the Contractor in writing to correct the deficiencies. The Contractor shall during the Warranty Period as soon as practicable at its own cost take corrective measures to eliminate such deficiencies

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                  by correcting and/or re-undertaking the respective parts of the Services and Works.

         34.4     SYSTEMATIC FAULTS

                  If at any time during the Warranty Period a Systematic Fault occurs in any Hardware, the Contractor shall replace as soon as possible at its own expense not only the Hardware in which the Systematic Fault occurred but also other Hardware of the same type delivered and / or implemented in the respective Network Element. For the purposes of this CLAUSE 34.4, "SYSTEMATIC FAULT" means a defect with an identical root cause which occurs in more than ten-percent (10%) of a specific type of Hardware delivered. A Systematic Fault shall be a prima facie indication of fault in the Contractor's design, construction, manufacture, workmanship or materials.

         34.5     TIME FOR TESTING AND REPAIR DURING THE WARRANTY PERIOD

                  a) The Contractor shall use its best efforts to minimise the period of time that any part of the Equipment and the Network Element is out of service for testing and repair. The Buyer agrees to cooperate with the Contractor to facilitate the Contractor's repair activity.

                  b) In connection with the Contractor's obligation under CLAUSE 32, the Buyer shall:-

                           (i) perform routine database backups to assist the Contractor with system recovery in the event of a system outage;

                           (ii) shall notify the Contractor as soon as practicable of any defective Equipment and/or Software for repair or replacement and the Contractor shall immediately thereafter arrange for dispatch or collection of the same; and

                           (iii) provide the Contractor upon request with a remote modem access port to the Buyer's System in order to facilitate system problem investigation.

                  c) The obligations and remedies under CLAUSES 32 to 34 shall be conditional upon:-

                           (i) the Equipment not having been altered or repaired;

                           (ii) the Software not having been modified except as permitted under this Agreement;

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                           (iii)    the Equipment not having been installed
                                    outside Hong Kong;

                           (iv) any defect or non-conformity not being the result of mishandling, abuse, misuse, improper storage, improper performance of Installation, other services, maintenance or operation by any party other than the Contractor (including use in conjunction with any product which is incompatible with the applicable Equipment or Software or of inferior performance), and/or any error, act or omission of the Buyer;

                           (v) the Equipment not having been damaged by any Force Majeure Event;

                           (vi) any defect or non-conformity not being the result of failure to comply with all applicable environmental requirements for the Network Element specified by the Contractor or any other applicable supplier, such as but not limited to temperature or humidity ranges; or

                           (vii) performance not being prevented by a Force Majeure Event; and

                           (viii) verbal notice of the defect followed promptly by written notice, including all pertinent details, test results, tapes and other evidence surrounding the occurrence of such defect, having been given to the Contractor within the Warranty Period.

                  d) The Contractor shall make reasonable efforts to obtain similar or like warranties from its Subcontractors as those provided by the Contractor to the Buyer for the duration of the Term and Warranty Period.

                  e) The Contractor shall bear all the costs of each repair or replacement due to defect or deficiency (as the case may be) required during the Warranty Period with no additional cost or charge to the Buyer. Costs shall include but not be limited to the costs of making a repair, the cost of components, equipment or materials requiring replacement, the cost of any additional equipment necessary to effect the repair, the cost of labour and Engineering assistance or development required to make the repair and all necessary associated costs such as, but not limited to, taxes, shipping and customs and the costs of services that may be required to make the repair.

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         34.6.    SPARES WARRANTY

                  a) The Contractor warrants that it is able to supply and shall supply upon the Buyer's request with spare parts, or equivalent replacement parts, or substitute parts with an equal or greater level of functionality that maintains backwards compatibility for the repair and maintenance of Equipment delivered for a period up to ten (10) years from the expiration of the Term. Such parts shall be provided at reasonable prices at the time of delivery and the "Most Favoured Customer" provision in CLAUSE 20.2 shall be applicable if after the ten (10) year period above, the Contractor intends to stop manufacturing any of the spare parts, equivalent replacement parts, or substitute parts, the Contractor shall inform the Buyer of its intention at least twelve (12) months in advance.

                  b) During the Warranty Period, the Contractor shall maintain a "critical" spares pool, which shall contain in the view of the Contractor and the Buyer critical Spare Parts for the 3G Network, which shall be agreed by both parties prior to the commencement of the Warranty Period. Such critical spares pool shall be located inside or in the proximity of the Buyer's premises for easy and immediate access.

                  c) During the Warranty Period, the Contractor shall provide any Spare Part required by the Buyer expeditiously upon such Spare Part being required.

         34.7     UPGRADE PRODUCT CREDIT

                  a)       *

                  b) The product credit granted to the Buyer from the Contractor shall be used exclusively for the purpose of reducing the net

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

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                           price payable by the Buyer to the Contractor for
                           equipment and products. The Buyer shall use such product credit in accordance with CLAUSE 22 (Application of Credit).

         34.8.    PRODUCT DEVELOPMENT PARTNERSHIP

                  a) The Contractor and Buyer agrees to cooperate together in the development and enhancement of products and new services applications:

                  b) The Contractor shall dedicate research and development resources on Core, Access and application/solution for the cooperation arrangement and to assign a key person to interface with the Buyer for the collecting of new service request requirements and delivering solutions;

                  c) The Contractor shall formulate a formal request procedure for new services to be mutually agreed by the Contractor and the Buyer; and

                  d) The Contractor shall provide the UMTS laboratory with testing platforms and handsets for new service verification.

         34.9     GENERAL

                  a) The Buyer shall notify the Contractor in writing of a defect not later than fourteen (14) days from the date on which the Buyer becomes aware of it. Notices of defects and requests for Corrective Measures shall, at the discretion of the Buyer be made by facsimile, e-mail or letter.

                  b) The Contractor shall have no liability or responsibility arising out of:

                           (i) damage to or loss of Hardware, Software, Civil Works caused by a Force Majeure Event which occurs after the time when the risk of loss and damage has passed to the Buyer or is caused by an act or omission of the Buyer; or

                           (ii) deviations from the requirements of this Agreement that are caused by the Buyer or any third party acting on the express instructions of the Buyer, in particular, by changes, repairs or replacements contrary to instructions contained in Documentation; or

                           (iii) breaches of warranties of which the Buyer has not notified the Contractor during the Warranty Period, or

                           (iv) deviations from the requirements of this Agreement that are caused by non-fulfillment of the Buyer's obligations.

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                  c)       The Buyer shall during the Warranty Period keep
                           records of events that might be of importance for determining the type of defect which arose, the time of occurrence, the notification and the curing thereof. The Buyer shall make such records available to the Contractor on request.

                  d) The Contractor warrants a continuous supply of the same type and/or an up-to-date version of Equipment and Software for future network expansion, spare parts as well as the information and/or documents necessary for the 3G Network for at least ten (10) years after the expiration or earlier termination of the Term.

35.      DELAY

         35.1     OF THE CONTRACTOR

                  a) In the event of delay by the Contractor to perform its obligations due solely to the default of the Contractor, then upon notification by the Buyer, the Contractor shall have a period of thirty (30) days within which to cure or remedy the same failing which, the Buyer shall be entitled to liquidated damages subject to proof for each complete week of delay in the amount of * of the price of the Network Element affected and the associated Civil Works up to a maximum of * of the said price. Such events of delay shall include but shall not be limited to:-

                           i) breach of the Contractor's obligations under CLAUSE 8 [other than breaches under CLAUSE
                                    8.1 e) IOT and 8.1 w) System Reliability];

                           ii) where the agreed Ready for Provisional Acceptance dates are exceeded due to causes directly and solely attributable to a delay in the performance of any of the Contractor's obligations under this Agreement; and

                           iii) where the Provisional Acceptance Test is unsuccessful due solely to the Contractor, the date for Ready for Provisional Acceptance shall be deemed not to have been met. In such circumstances, the delayed period shall be counted up to the actual date when the Network Element concerned has been again notified by the Contractor as being Ready for Provisional Acceptance.

                  b) The Contractor's liability for liquidated damages for delay shall not apply to any part of the 3G Network which has been Commercially Launched and shall continue only for those part(s) of the 3G Network not Commercially Launched.

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                  c)       The liquidated damages shall be to the exclusion of
                           any other rights, remedies and damage claim of the Buyer in respect of the Contractor's delay in the performance of any of its obligations under this Agreement. However, the Buyer shall be entitled to terminate the Delivery Request if the maximum liquidated damages under CLAUSE 35.1 have been reached.

                  d) The payment of liquidated damages shall not relieve the Contractor from the obligations to install the Network Elements or part thereof or from any other liabilities arising from provisions of this Agreement.

         35.2     OF THE BUYER

                  In the event of delay under this Agreement caused by the Buyer, subject to proof by the Contractor, the Buyer shall be responsible for any cost, direct loss or damage arising from such delay. The remedy of such loss or damage shall not relieve the Buyer from any other liabilities arising from other provisions of this Agreement.

36.      INTELLECTUAL PROPERTY RIGHTS

         a) Except as provided, and subject to the conditions and limitations stated, in this Clause the Contractor shall have the right to defend or, at its option, settle at its own expense any claim, suit, action or proceeding brought against the Buyer by a third party to the extent it is based on any infringement or alleged infringement of intellectual property rights owned by such third party such as, but not limited to, patents, utility models, design patents, trade marks, copyrights or mask work rights owned by third parties (but excluding those patents or other Intellectual Property Rights that relate to a Standard, as defined below), in any Equipment supplied to the Buyer by the Contractor under this Agreement ("CLAIMS").

                  "STANDARD" means any technical specification that is distributed, published or otherwise made available by any consortium, standards organization, special interest group or similar entity, for the purpose of widespread industry adoption.

         b) The Contractor shall indemnify and keep fully indemnified the Buyer and hold the Buyer harmless against all direct damages, liabilities, costs and reasonable attorney fees finally assessed by a court of competent jurisdiction against the Buyer under any Claims or agreed upon in a settlement. The Buyer shall use its best efforts to take all reasonable steps to cooperate with the Contractor in the Contractor's efforts to mitigate any potential damages, liabilities, costs and expenses incurred by the Contractor.

         c) The Contractor shall only be obliged to indemnify as set out above if the Buyer has given the Contractor prompt written notice of any alleged

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                  or threatened Claims, full and exclusive authority to defend and settle such Claims and all reasonable assistance and information as may be requested by the Contractor.

         d) If, as a result of a Claim, the Buyer becomes enjoined or it is likely, in the Contractor's opinion, that the Buyer shall become enjoined from using the Equipment or any of it, the Contractor shall:-

                  (i) procure as soon as possible for the Buyer the right to use the Equipment or if not possible;

                  (ii) provide the Buyer as soon as possible with a non-infringing replacement product or modify the Equipment so that it becomes non-infringing, provided that the replacement product or modified Equipment meets substantially the same functional specifications as the Equipment that has been replaced or modified; or

                  (iii) if none of the foregoing alternatives are available upon return of the infringing Equipment at the Contractor's request and without prejudice to the Buyer's rights and remedies under law, refund to the Buyer the Contract Price actually paid, less an amount to be reasonably determined by the parties to reflect the use of the infringing Equipment.

         e) The Contractor shall have no obligation to indemnify the Buyer with respect to any Claims arising out of or relating to either:-

                  (i) use or incorporation in any Equipment of any design, technique, modification (including adaptations) or specification furnished by the Buyer, or

                  (ii) the combination with or incorporation into the Equipment or elements thereof with any other equipment, product, software or subassembly not supplied by the Contractor if such infringement would not have occurred without such combination or incorporation.

         f) The Buyer shall defend, indemnify and hold the Contractor harmless against any and all claims arising out of the infringement of any third party rights by the Buyer's designs, techniques, modifications, specifications, combinations of Equipment with other equipment, products and software.

         g) The provisions in this Clause state the entire liability of the Contractor and the remedy of the Buyer with respect to infringement of any intellectual property rights, either statutory or express or implied, including but not limited to any patent rights, copyrights, moral rights, trade secrets, trade names, service marks, know-how and any other similar rights or intangible assets recognized under any laws or

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                  international conventions, and in any country or jurisdiction in the world as intellectual creations to which rights of ownership accrue, and all registrations, applications, disclosures, renewals, extensions, continuations or reissues of the same now or hereafter in force.

37.      SOFTWARE LICENSE & USAGE

         a) The Contractor grants to the Buyer a non-exclusive, non-transferable, perpetual license (except as otherwise provided for herein) to use the Software for the operation of the 3G Network in the Territory and to use the Documentation relating to the Software for such above mentioned purposes for as long as the 3G Network or any part thereof is being used and operated by the Buyer or its Subsidiary.

         b) The Buyer shall be entitled to make back-up copies of each item of the Software. The back-up copies may only be used to replace the original Software if the original Software is inoperable. The Buyer shall keep records on the storage of such back-up copies and present such records to the Contractor on request. All copyright and other proprietary notices and legends placed on the Software supplied by the Contractor shall be maintained and reproduced by the Buyer on any full or partial back-up copies produced by the Buyer.

         c) The Buyer acknowledges that the Software and the Documentation contain valuable confidential and proprietary information and trade secrets of the Contractor or its licensors, which have not been published or otherwise placed in the public domain. The Buyer shall treat and protect the Software and the Documentation in the same manner as it would treat and protect its own confidential information and shall make it accessible only to those of its employees who have a reasonable need to know and who are bound to confidentiality by their employment contracts or otherwise and shall not, without the Contractor's prior written consent, disclose any details of the Software or the Documentation to unauthorized third parties. The Buyer's obligations hereunder shall not extend to any information or data relating to the Software, which are now available to the public or become available by reason of acts or omissions not attributable to the Buyer.

         d) Notwithstanding any other provision of this Agreement, title in and to the Software and the Documentation, including but not limited to, all copyright, patent, trade marks, trade secrets and any other industrial or intellectual property rights shall remain vested in the Contractor or its licensors.

         e) The Buyer shall not be entitled to modify, reverse engineer, reverse compile or disassemble the Software without prior written approval of the Contractor.

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         f)       The Software may contain freeware, shareware or open source software obtained by the Contractor from a third party source. The Contractor has paid no license fee for the inclusion of any such freeware, shareware or open source software, and no license fee is charged to the Buyer for its use. The Buyer acknowledges and agrees that the Contractor provides no warranties and shall have no liability whatsoever in respect of the Buyer's possession and/or use of the freeware, shareware or open source software. Regarding such portions of the Software, the Buyer hereby accepts the specific license conditions either being part of the Documentation or accompanying the Hardware ("OPEN SOURCE CONDITIONS"). Upon request of the Buyer, the Contractor is prepared to provide the Buyer with a copy of the source code of the open source software. To the extent there is a conflict between this Agreement and the Open Source Conditions, the terms of the Open Source Conditions shall take precedence over the terms and conditions of this Agreement with regard to the subject matter of the Open Source Conditions.

         g) The Buyer may, at no additional charge at any time, transfer the right to use the Software together with the respective designated Hardware for the operation of the 3G Network with prior written consent from the Contractor, which shall not be unreasonably withheld, provided the transferee shall be bound by Software license provisions of this Agreement. For the avoidance of doubt, the Buyer shall be entitled to transfer to SUNDAY the right to use the Software as set out in this clause WITHOUT the prior written consent of the Contractor.

         i) The Contractor shall promptly inform the Buyer in writing of new commercialized versions of the Software together with the corresponding Documentation, which may be produced and be available from time to time.

         j) The Contractor shall promptly inform the Buyer in writing of any facts or opinions of which the Contractor becomes aware and which are likely to be relevant in relation to the commercial exploitation of the Software and which are advantageous or disadvantageous to the interests of the Buyer.

         k) The Contractor shall promptly provide the Buyer with necessary information and assistance hereunder in respect of any modified, enhanced or replacement version of or addition to the Software.

         l) The Contractor shall provide training and support services for the Software as particularised in ANNEX 11 (Training) and ANNEX 10 (Maintenance Service Level During Warranty Period and Extended Warranty Period).

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38.      ESCROW AGREEMENT

         The parties agree that within fourteen (14) days after the Buyer's written request, the Contractor shall execute, with the National Computing Centre in England (the "ESCROW AGENT"), the Escrow Agent's standard form escrow agreement (together with such amendments as the parties may agree and the Escrow Agent accepts) (the "ESCROW AGREEMENT") and that, in accordance with the terms of the Escrow Agreement, the Contractor shall deposit with the Escrow Agent a complete copy of the Source Code in the required format and with all relevant documentation and information within sixty (60) Business Days of execution of the Escrow Agreement. No later than sixty (60) Business Days following the release of any new version of the Software (or any part of it) to the Buyer, the Contractor shall deposit with the Escrow Agent a copy of the Source Code relating to such new version. The Contractor expressly agrees with the Buyer to comply with the provisions of the Escrow Agreement.

39.      CONFIDENTIALITY

         Both the Buyer and the Contractor undertake to keep confidential with respect to third parties with the same degree of care with which they treat and protect their own proprietary information, but no less than reasonable care, any Confidential Information whether disclosed verbally, in documentary or other material form by demonstration or otherwise, furnished and transmitted by one party to the other under this Agreement. The parties' undertakings of confidentiality apply both during the Term and for a period of five (5) years following the expiration of the Warranty Period.

40.      COMPLIANCE WITH LAW AND REGULATIONS

         a) The Contractor represents that it and its employees will not violate any Applicable Laws in the course of performing the Contractor's obligations under this Agreement.

         b) Without limiting the foregoing, the Contractor shall subject to the work split as agreed in ANNEX 3 in particular:

                  (i) give all notices required under any written law or regulation in force in Hong Kong in relation to the fulfillment of its obligations under this Agreement;

                  (ii) ensure that implementation complies in all respects with the requirements of:

                           (a)      any public or private utility to be
                                    involved;

                           (b)      any applicable labour law or regulation;

                           (c)      the environmental authorities of Hong Kong;

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                           (d)      the transportation and communications
                                    authorities of Hong Kong; and

                           (e)      any other competent government authorities.

41.      EXTENSION OF TIME

         If a Qualifying Cause of Delay occurs the Delivery Dates, Milestones or any other commercially relevant date for the performance of the Contractor's obligations under this Agreement shall be extended by a period equal to the duration of the delay caused by the Qualifying Cause of Delay.

         The Buyer shall pay the Contractor all extra costs, direct loss and damage, which are reasonably incurred by the Contractor subject to proof by the Contractor by reason of a Qualifying Cause of Delay.

42.      FORCE MAJEURE

         a) If a party (the "AFFECTED PARTY") is prevented by a Force Majeure Event from complying with any of its obligations under this Agreement, the affected party shall be excused from performance of those obligations and for all liability associated with such non-performance for the duration of the Force Majeure Event. The affected party shall:

                  (i) notify the other party without delay in writing the commencement of the Force Majeure Event;

                  (ii) uses its best endeavours to mitigate and minimize the effect of the Force Majeure Event; and

                  (iii) notifiy the other party as soon as the Force Majeure Event ceases.

         b) If a Force Majeure Event continues without interruption for more than six (6) months and such Force Majeure Event prevents the affected party from complying with its material obligations during that period, either party may terminate this Agreement and/or any Delivery Request affected by the Force Majeure Event. If this Agreement is terminated due to a Force Majeure Event, the Buyer shall pay the Contractor for the Equipment and Services supplied or performed up until the date of termination together with all unavoidable costs reasonably incurred by the Contractor subject to proof of the same by the Contractor.

43.      LIABILITY FOR PERSONAL INJURY AND DAMAGE TO PROPERTY

         a) Nothing in this Agreement shall limit or exclude either party's liability for death or personal injury caused by its negligence or by the negligence of its employees acting in the course of their employment, or for fraud or fraudulent misrepresentation by either of the parties.

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         b)       The Contractor shall be liable subject to the limitation of liability in CLAUSE 44 (Limitation of Liability) for:-

                  (i) loss of or damage to any property real or personal of the Buyer or of a third party arising out of or in the course of performing this Agreement and which is due to intentional or negligent acts or omissions of the Contractor or its employees, officers, directors, agents, representatives or Subcontractors.;

                  (ii) any breach of any of the Contractor's obligations, representations or warranties set out herein;

                  (iii) any breach of or failure to comply with any Applicable Laws or permits by the Contractor or any Subcontractor including payment of salary and employee benefits;

                  (iv) any claims of Contractor's Subcontractors with respect to their relationship with the Contractor; and

                  (v) any willful misconduct or grossly negligent act or failure to act by the Contractor or any Subcontractor under this Agreement.

         c) The Buyer shall be liable subject to the limitation of liability in this CLAUSE 44 (Limitation and Liability) for:

                  (i) loss of or damage to any property, real or personal, of the Contractor arising out of or in the course of performing this Agreement and which is due to intentional or negligent acts or omissions of the Buyer or the employees, officers, directors, agents and representatives. ;

                  (ii) any breach of or failure to comply with any Applicable Laws; and

                  (iii) any willful misconduct or grossly negligent act or failure to act by the Buyer.

                  (iv) any breach of any of the Buyer's obligations, representations or warranties set out herein; and

                  (v) any breach of or failure to comply with any Applicable Laws or permits by the Buyer including payment of salary and employee benefits.

44.      LIMITATION OF LIABILITY

         a) Notwithstanding anything stated to the contrary in this Agreement or any Delivery Request, neither party, whether as a result of breach of Agreement, warranty, tort (including negligence), patent infringement, copyright infringement or otherwise, shall be liable for loss of profit or revenues, loss of data or failure to collect data, loss of use of

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                  Equipment, cost of capital, cost of substitute products,
                  facilities or service, or downtime costs or for any incidental or consequential damages caused by its default.

         b) Notwithstanding anything stated to the contrary in this Agreement , if the Contractor is obliged to make any payments to the Buyer, including but not limited to payment of liquidated damages, reimbursement of overpayments, reimbursement for termination, any indemnification or any other financial obligation of the Contractor with respect to the Buyer under or in connection with this Agreement ("FINANCIAL OBLIGATION"), the Contractor may, at its sole discretion, either (i) set-off such Financial Obligation against any financial claim of the Contractor against the Buyer or (ii) as long as the Facilities to the Buyer under the Facility Agreements are not fully repaid, pay any such Financial Obligation of the Facilities directly to the Lenders in order to reduce such unpaid Facilities of the Buyer.

45.      ARBITRATION

         a)       (i)      All disputes arising out of or in connection with
                           this Agreement, including any question regarding its construction, application, existence, validity or termination, the rights, duties and obligations of either party or any other dispute whatsoever in connection with this Agreement which cannot be resolved by good faith discussions between the parties shall be finally settled under the Rules of Conciliation and Arbitration of the International
                           Chamber of Commerce (the "RULES"), Paris, by three arbitrators in accordance with the Rules. The venue of arbitration shall be Hong Kong.

                  (ii) The party (the "INITIATING PARTY") wishing to submit a dispute to arbitration shall deliver a notice (the "NOTICE") to the other party setting out the issue to be arbitrated and naming the Initiating Party's proposed arbitrator. The other party shall have thirty (30) days following the receipt of the Notice to notify the Initiating Party of its chosen arbitrator and if the other party fails to nominate an arbitrator within such thirty (30) days, the Initiating Party shall thereafter be entitled to request the competent authority under the Rules (the "APPOINTING AUTHORITY") to appoint an independent arbitrator on behalf of the other party. The two arbitrators so chosen shall then within thirty (30) days of the last of their appointments select a third arbitrator who shall also act as chairperson of the arbitration hearing.

                           If the two arbitrators are unable within such thirty
                           (30) days to agree on a third arbitrator to act as chairperson, then upon the written request of either party after the expiry of the thirty (30) days, the Appointing Authority shall appoint an independent arbitrator to act as third arbitrator and chairperson.

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                  (iii)    If there are two (2) or more defendants, any
                           nomination of an arbitrator by or on behalf of such defendants must be by joint agreement between them. If such defendants fail within the time limit fixed by the Appointing Authority to agree on such joint nomination, the proceedings against each of them must be separated.

                  (iv) Alternatively, if the parties agree on a single arbitrator within thirty (30) days of the above notice of arbitration being delivered, that individual shall serve as arbitrator of that dispute for all the purposes of this CLAUSE 45, which shall be modified in its application accordingly.

                  (v) The three (3) arbitrators selected to act hereunder shall be qualified by education and training to determine the particular question in dispute, must not be related in any manner whatsoever to either of the parties and must have no interest, direct or indirect, in the outcome of the dispute.

                  (vi) The three (3) arbitrators so chosen shall proceed immediately to hear and determine the matter or matters in dispute.

                           The arbitration shall be carried out in the English language.

                  (vii) The costs of the arbitration, including without limitation the compensation and expenses of the arbitrators, shall be borne by the parties as determined by the arbitrators.

                  (viii) A party shall not be deemed to be in default of any matter being arbitrated until ten (10) days after the decision of the arbitrators is delivered to the parties.

                  (ix) The seat of arbitration shall be Hong Kong, Special Administrative Region (HKSAR). The procedural laws of Hong Kong shall apply.

46.      TERMINATION FOR CAUSE

         BY THE BUYER

         a)       The Buyer may terminate this Agreement for cause as follows:-

                  (i) subject to Force Majeure Events, in the event that the Pilot Network fails to pass the Pilot Acceptance Test within three (3) months from the date when the Pilot Network first failed the Pilot Acceptance Test for reasons not attributable to the Buyer, the Buyer shall be entitled to reject the Pilot Network in its entirety and shall have no further obligations to the Contractor;

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                  (ii)     subject to Force Majeure Events , in the event that
                           the Provisional Network fails to pass the Provisional Network Acceptance Test three (3) months from the date when the Provisional Network first failed the PNAT and for reasons not attributable to the Buyer, and the Contractor has failed to correct and complete its obligations within a reasonable period of time (taking into account prevailing technical and administrative circumstances) after receiving written notice from the Buyer;

                  (iii) in the event of delay caused by the Contractor whereby the FNAC or FAC cannot be issued twelve (12) months after the issue of the PNAC or PAC, respectively as a result of outstanding issues or defects set out in the Punch Lists which have not been cured or remedied by the Contractor; and

                  (iv)     *

         BY THE CONTRACTOR

         b) The Contractor may terminate this Agreement for cause as follows:-

                  (i) in the event of unjustified delay of payment by the Borrower under the payment schedule in ANNEX 7 where such breach has not been remedied within three (3) months after notice has been given by the Contractor and where the unpaid payment is not in dispute between the parties. For the avoidance of doubt, the Buyer shall not be held liable under this clause in the event of delayed payment as a result of the Lenders withholding, withdrawing or terminating Facilities under the Facility Agreements where such withholding, withdrawal or termination is not due to the default of the Borrower thereunder.

         EITHER PARTY

         c) Either party may terminate this Agreement for cause as follows:-

                  (i) if a party shall pass a resolution, or any competent court shall make an order, that the affected party shall be dissolved or if a trustee in bankruptcy, liquidator, receiver, or manager on behalf of a creditor shall be appointed, then the other party may at any time by notice in writing to the affected party terminate this Agreement or Delivery Request without compensation to the affected party; and

                  (ii) if a party has committed a substantial breach of this Agreement, and either such breach cannot be cured or such other party has

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                           not cured the breach within a time that is reasonable
                           taking into account technical and other relevant circumstances, then the other party may by written notice to the defaulting party terminate this Agreement or a Delivery Request with immediate effect.

47.      CONSEQUENCES OF TERMINATION

         a) In the event of earlier termination of this Agreement as a result of the default of the Contractor and without prejudice to any other rights and remedies which the Buyer may have under law, the following shall apply:

                  (i) termination before the issue of the PNAC or at any time in Phase 1, the Contractor *;

                  (ii) termination at any time in Phase 2, the Contractor shall forthwith repay * of all monies paid by the Buyer for Equipment and Services to date after deducting the price of any Equipment and Works , if any, which the Buyer wishes to retain; and

                  (iii) termination at any time in Phase 3, the Contractor shall repay forthwith * of all monies paid by the Buyer for Equipment and Services to date after deducting the price of any Equipment and Works, if any, which the Buyer wishes to retain.

         b) Other than the Equipment/Works, which the Buyer wishes to retain, the Contractor shall dismantle and removed at its sole expense Equipment and Works from the Sites of the Buyer within one (1) month of notice of termination being given by the Buyer.

         c) In the event of earlier termination of this Agreement at the default of the Buyer (but not as a result of termination of the Facilities under the Facilities Agreements due to no fault of the Buyer), the Buyer shall make payment for:

                  (i) all Works fully executed and completed prior to the date of termination which have been delivered to the Buyer according the provisions of the Agreement;

                  (ii) the cost of materials or goods already ordered by the Contractor and cannot be cancelled upon the payment of which materials or goods shall become the property of the Buyer; and

                  (iii) any certified expenditure with proof of the same reasonably incurred by the Contractor arising from such termination,

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                           including but not limited to, the reasonable cost of
                           removal of all plant and equipment from Sites.

         d) In either a) or b) above, where any Equipment or Services are retained by the Buyer after termination, the Buyer shall have the right to use the corresponding services together with the corresponding Software License or other license, if any, relating to such retained items as a perpetual license in accordance with CLAUSE 37 above and to require the Contractor to install the Equipment and Works, if necessary. In addition, the Warranty Period referred to in CLAUSE 33 shall apply to the Equipment and Services so retained by the Buyer.

         e) Termination for cause shall not affect any other rights or remedies the Buyer or the Contractor may have under this Agreement. In the event of a dispute between the parties, the matter shall be referred to and settled by arbitration pursuant to CLAUSE 45.

48.      TERMINATION OF FACILITY AGREEMENTS

         In the event of the Facility Agreements being earlier terminated before the expiry of the Term due to the default of the Lenders, then without prejudice to its rights and remedies under law and subject to CLAUSE 46
         b) (i) above, the Buyer shall have the sole discretion to terminate the Supply Contract with immediate effect.

49.      SOLE SUPPLIER

         The Contractor shall be the sole supplier of the Buyer's 3G Core Access equipment (excluding IMS), and applications/solutions listed in CLAUSE
         8.1 u) i), in the Territory, for the Project.

50.      EFFECT OF TERMINATION

         Termination of this Agreement for any reason shall be without prejudice to the rights, obligations and liabilities of the parties under this Agreement as well as those rights, obligations and liabilities accrued prior to the date of termination.

51.      REMAINING EQUIPMENT AND SERVICES

         If by the end of the Term there are still Equipment and Services remaining to be purchased by the Buyer for the Project, then by prior mutual agreement in writing, the Term may be extended for a reasonable period to enable the Buyer to purchase the remaining Equipment and Services. For the avoidance of doubt, any purchases under this clause shall not be financed by the Facility Agreements.

52.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws Hong Kong, Special Administrative Region (HKSAR).

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53.      SURVIVAL OF OBLIGATIONS

         The parties' rights and obligations which by their nature would continue beyond the termination or expiration of this Agreement shall include, but shall not be limited to, those contained in CLAUSE 8.1 y) (User Terminals), CLAUSE 8.1 aa) (Custom Developed Item), CLAUSE 20.2 (Most Favoured Customer), CLAUSE 21.3 (Taxes), CLAUSE 22 (Application of Credit), CLAUSE 25 (Training), CLAUSE 32 (Warranty of Equipment and Services), CLAUSE 33 (Warranty Period), CLAUSE 34 (Corrective Measures During the Warranty Period), CLAUSE 34.6 (Spares Warranty) CLAUSE 34.7 (Upgrade Product Credit), CLAUSE 34.9 d) (same type Equipment Supply),CLAUSE 38 (Escrow Agreement), CLAUSE 39 (Confidentiality) and CLAUSE 44 (Limitation of Liability) which shall survive termination for any reason or expiration of this Agreement.

54.      ANNOUNCEMENTS

         Unless required by law, all media releases, circulars, public announcements and public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing (except for internal distribution and use), shall be coordinated with and shall be subject to the approval of both parties prior to release.

55.      MISCELLANEOUS

         a) This Agreement constitutes the entire agreement between the Buyer and the Contractor with respect to its subject matter and replaces and cancels any and all prior agreements, arrangements, understandings, undertakings and collateral contracts of any nature made by the parties, written or oral, concerning the subject matter, and the terms and conditions, of this Agreement. Each party acknowledges that it is not relying on, and shall have no remedy in respect of, any statements, warranties, undertakings or representations given or made by the other party regarding the subject matter of this Agreement, except for those expressly set out in this Agreement.

         b) If any provision contained in this Agreement is held by a competent authority or court having final jurisdiction to be illegal, invalid or unenforceable , and the provision in question is not of a fundamental nature to this Agreement as whole, the legality, validity and enforceability of the remainder of this Agreement shall not be affected. If the foregoing applies, the parties shall use all reasonable endeavours to agree within a reasonable time upon any lawful and reasonable variations to this Agreement which may be necessary in order to achieve, to the greatest extent possible, the same effect as would have been achieved by the provision in question.

         c) No variation of this Agreement (including its Annexes) shall be effective unless made in writing signed by each of the parties or by their duly authorised representatives.

         d) Each party shall bear its own costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and any other documents required to effect the transactions contemplated hereby.

         e) Nothing in this Agreement shall be deemed to constitute (except as expressly provided) a partnership, or create a relationship of principal and agent between the parties for any purpose. This Agreement shall not be construed to create any relationship, contractual or otherwise, between the Buyer and any Subcontractor.

         f) The failure to exercise, or delay in exercising, a right, power or remedy provided by this Agreement or by law shall not constitute a waiver of that right, power or remedy. If a party waives a breach of any provision of this Agreement this shall not operate as a waiver of a subsequent breach of that provision, or as a waiver of a breach of any provision.

         g) This Agreement shall bind, and inure to the benefit of the parties, their successors and permitted assigns.

         h) All notices required or permitted to be given under this Agreement shall be either hand delivered, or sent by registered post to the following addresses:

                  TO THE CONTRACTOR:

                  Huawei Tech. Investment Co. Ltd.
                  Room 3610-12, The Center
                  99 Queen's Road Central
                  Hong Kong
                  Telephone  No.: (852) 2588 1899
                  Fax No.: (852) 2127 7241

                  TO THE BUYER:

                  Mandarin Communications Limited
                  13th Floor, Warwick House
                  Taikoo Place, 979 King's Road
                  Hong Kong
                  Telephone No.: 2113 8118
                  Fax No.: 2113 8119

                  Delivery shall be deemed to have taken place in the case of hand delivery when delivery actually occurs, in the case of registered post [three (3)] Business Days after mailing, in the case of facsimile on the date sent as supported by facsimile confirmation.

         i) This Agreement may be entered into by the parties in any number of counterparts. Each counterpart shall, when executed and delivered, be regarded as an original, and all the counterparts shall together constitute one and the same instrument. This Agreement shall not take effect until it has been executed by both parties.

         j) The English language shall be the language to be used in all documents and correspondence relating to the execution of this Agreement.

         k) The rights, powers and remedies provided in this Agreement are (except as expressly provided) non-cumulative and to the exclusion of any rights, powers and remedies provided by law, or otherwise.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement through their respective duly authorised representatives.

By:

For and on behalf of                )
HUAWEI TECH INVESTMENT CO. LIMITED  )
                                    )
                                    )

By:

For and  on behalf of               )
MANDARIN COMMUNICATIONS LIMITED     )
                                    )
                                    )

                                     Annex 1
                            Technical Specifications

                                        *

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         been requested with request to the omitted portions.

                                     Annex 2
                          Bill of Quantity of Equipment

                                        *

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         with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

                                     Annex 3
                              Responsibility Matrix

                                       *

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         been requested with request to the omitted portions.

                                     Annex 4
                                  Key Employees

                                        *

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         with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

                                     Annex 5
                       Forecasting Procedure and Lead Time

                                        *

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         with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

                                     Annex 6
                                     Prices

                                       *

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         with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

                                     Annex 7
                                     Payment

                                       *

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         with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

                                     Annex 8
                            Implementation Milestones

                                        *

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         with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

                                     Annex 9
                          Acceptance Tests Certificates

[HUAWEI LOGO]         HUAWEI TECH. INVESTMENT
                      CO. LIMITED                Customer name    MCL       Project name        MCL UMTS Project
                  ---------------------------
                      FINAL ACCEPTANCE
                      CERTIFICATE (FAC)          Contract No.               Project Manager

         HUAWEI TECH. INVESTMENT CO. LIMITED

         This is to certify that all outstanding items in Punch List which have been detected during the Provisional Acceptance Test (PAT) are rectified.

Item Number       Supplied Deliverables/Services    Descriptions    DR No.   Quantity
-----------       ------------------------------    ------------    ------   --------

[HUAWEI LOGO]   HUAWEI TECH. INVESTMENT CO. LIMITED      Customer name  MCL   Project name     MCL UMTS Project
                -----------------------------------
                      FINAL NETWORK ACCEPTANCE           Contract No.         Project Manager
                        CERTIFICATE (FNAC)

This is to certify that all outstanding items in Punch List which have been detected during the Provisional Network Acceptance Test (PNAT) are rectified.

Item Number       Supplied Deliverables/Services    Descriptions    DR No.   Quantity
-----------       ------------------------------    ------------    ------   --------


                      XXXXXXXX Representative     XXXXXXXX Representative
                      (Signature & Seal)          (Signature & Seal)
                      Date:                       Date:

[HUAWEI LOGO]   HUAWEI TECH. INVESTMENT CO. LIMITED      Customer name  MCL   Project name     MCL UMTS Project
                -----------------------------------
                       LEASEHOLD IMPROVEMENTS            Contract No.         Project Manager
                  ACCEPTANCE CERTIFICATE (LHIAC)

This is to certify that works and materials supplied by Huawei Tech. Investment Co. Limited has passed the Leasehold Improvements Acceptance Test (LHIAT).

Item Number       LHI Model       Descriptions    DR No.   Quantity
-----------       ---------       ------------    ------   --------

                      XXXXXXXX Representative         XXXXXXXX Representative
                      (Signature & Seal)           (Signature & Seal)
                      Date:                      Date:

[HUAWEI LOGO]          HUAWEI TECH.
                   INVESTMENT CO. LIMITED      Customer name   MCL       Project name    MCL UMTS Project
                ---------------------------
                  PROVISIONAL ACCEPTANCE       Contract No.              Project Manager
                    CERTIFICATE (PAC)

This is to certify that Deliverables/Services supplied by Huawei Tech. Investment Co. Limited has passed the Provisional Acceptance Test (PAT).

Item Number       Supplied Deliverables/Services    Descriptions    DR No.   Quantity
-----------       ------------------------------    ------------    ------   --------

[HUAWEI LOGO]   HUAWEI TECH. INVESTMENT CO. LIMITED      Customer name  MCL   Project name     MCL UMTS Project
                -----------------------------------
                   PILOT ACCEPTANCE CERTIFICATE          Contract No.         Project Manager
                           (PILOT AC)

This is to certify that Deliverables/Services Tech. Investment Co. Limited has passed the Pilot Acceptance supplied by Huawei Test (Pilot AT). The scope of test and Deliverables/Services involved are listed in the report of Pilot AT attached.

                      XXXXXXXX Representative      XXXXXXXX Representative
                      (Signature & Seal)           (Signature & Seal)
                      Date:                        Date:

[HUAWEI LOGO]      HUAWEI TECH. INVESTMENT
                         CO. LIMITED           Customer name   MCL       Project name    MCL UMTS Project
                -----------------------------
                     PROVISIONAL NETWORK       Contract No.              Project Manager
                ACCEPTANCE CERTIFICATE (PNAC)

This is to certify that Deliverables/Services supplied by Huawei Tech. Investment Co. Limited has passed the Provisional Network Acceptance Test
(PNAT).

Item Number       Supplied Deliverables/Services    Descriptions    DR No.   Quantity
-----------       ------------------------------    ------------    ------   --------

                                    Annex 10
  Maintenance Service Level During Warranty Period and Extended Warranty Period

                                        *

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         been requested with request to the omitted portions.

                                    Annex 11
                                    Training

                                        *

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         with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

                                    Annex 12
                        IOTs and Multi-Vendor Integration

                                        *

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         with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

                                    Annex 13
                            Delivery Request Template

DELIVERY REQUEST 1 (PART 1 OF PILOT NETWORK)

TO: HUAWEI TECH. INVESTMENT CO., LTD.          D.R NO.:SUNDAY 0003440401010A1
   RM 3610-12, 36/F, THE CENTRE,               D.R. DATE   11-Jan-04
   NO.99, QUEEN'S ROAD,                        CURRENCY       HKD
   CENTRAL, HONGKONG.                          Delivery Term: DDP HK
ATTN: VINCENT PANG
TEL: 00852-21277218

                                    SCHEDULE

PURCHASER                DELIVERY ADDRESS                      DELIVERY DATE
                     CORE NETWORK ELEMENTS AND             09/FEB/04
                     RNC: UNIT 1-8, 2/F PO HING
                     CENTRE, 18 WAN CHIU ROAD,
                     KOWLOON BAY, KOWLOON, HONG
                     KONG
MANDARIN             NODE B: WAREHOUSE OF HUAWEI   PAYMENT TERMS: REFER TO HOA
COMMUNICATIONS       IN HONG KONG
LIMITED                       BILL TO
                          NO APPLICABLE

   DESCRIPTION             QUANTITY     UNIT PRICE      AMOUNT(HKD)
-------------------        --------     ----------      -----------
3G CORE EQUIPMENT
  xxxxxxxxx
  xxxxxxxxx
  xxxxxxxxx
  xxxxxxxxx

3G ACCESS EQUIPMENT
  xxxxxxxxx
  xxxxxxxxx
  xxxxxxxxx
  xxxxxxxxx

OMC/NMS EQUIPMENT
  xxxxxxxxx
  xxxxxxxxx

SPARE PARTS
  xxxxxxxxx

MISCELLANEOUS
  xxxxxxxxx
  xxxxxxxxx

PROFESSIONAL FEES
  xxxxxxxxx

FREIGHT & INSURANCE
  xxxxxxxxx

SPECIAL DISCOUNT
  xxxxxxxxx

                            TOTAL:                          $0

                                    Annex 14
                                   Model Sites

                                        *

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         with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.